Exhibit 10.3
FOURTH AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT
THIS FOURTH AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Amendment”) is entered into as of April 1, 2026 (the “Effective Date”), among COUSINS PROPERTIES LP, a Delaware limited partnership (“Borrower”), COUSINS PROPERTIES INCORPORATED, a Georgia corporation (“Parent”) (Borrower and Parent are individually referred to herein as a “Loan Party” and collectively referred to herein as the “Loan Parties”) and each Lender that is a party to the Loan Agreement (defined below), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).
R E C I T A L S
A.Reference is hereby made to that certain Amended and Restated Term Loan Agreement, dated as of June 28, 2021 (as modified, amended, renewed, extended, or restated from time to time, the “Loan Agreement”), executed by Borrower, Parent, the Lenders party thereto, and Administrative Agent (Administrative Agent and the Lenders are individually referred to herein as a “Credit Party” and collectively referred to herein as the “Credit Parties”).
B.Borrower, Administrative Agent and the Lenders desire to amend certain provisions contained in the Loan Agreement, subject to the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Loan Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Loan Agreement’s sections.
2.Amendments to the Loan Agreement. On and after the Effective Date, the Loan Agreement (including the Schedules and the Exhibits) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I.
3.Amendments to other Loan Documents.
(a)All references in the Loan Documents to the Loan Agreement shall henceforth include references to the Loan Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.
(b)Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.
4.Conditions Precedent. This Amendment shall not be effective unless and until:
(a)Administrative Agent receives fully executed counterparts of this Amendment signed by the Loan Parties, Administrative Agent and each Lender;
(b)the representations and warranties in this Amendment are true and correct in all material respects (without duplication of any materiality standards set forth herein);
(c)after giving effect to this Amendment, the representations and warranties in the Loan Agreement and each other Loan Document are true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of Effective Date as though made as of the Effective Date except to the extent that any of them speak to a different specific date, in which case they shall be true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of such earlier date;

(d)after giving effect to this Amendment, no Default or Event of Default exists; and
(e)Borrower pays the reasonable fees and expenses of Administrative Agent’s counsel.
5.Ratifications. Each Loan Party (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties and assurances, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and assure full payment and performance of all present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as the Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties and assurances.
6.Representations. Each Loan Party represents and warrants to the Credit Parties that as of the Effective Date: (a) this Amendment has been duly authorized, executed, and delivered by each Loan Party; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by any Loan Party of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by the Loan Parties of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any Laws, agreements, or understandings to which any Loan Party is a party or by which any Loan Party is bound; (e) after giving effect to this Amendment, the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality standards set forth therein) as of such earlier date; and (f) after giving effect to this Amendment, no Default or Event of Default exists.
7.Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Loan Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.
8.Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under the law of the State of Georgia, and (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.
9.No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement, any Loan Document or any instruments securing the same, which shall remain in full force and effect, except as modified by this Amendment.
10.Electronic Execution; Electronic Records; Counterparts.
(a)This Amendment, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the parties hereto agree that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Credit Parties may, at its option, create one or more Electronic Copies, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All
    2

Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
(b)The Credit Parties shall neither be responsible for nor have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Credit Parties shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Guaranty for being the maker thereof).
(c)Each Loan Party and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment, any other Loan Document based solely on the lack of paper original copies of this Amendment, such other Loan Document, and (ii) waives any claim against Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
11.Parties. This Amendment binds and inures to the Loan Parties and the Credit Parties and their respective successors and permitted assigns.
12.ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]
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EXECUTED as of the date first stated above.

BORROWER:
COUSINS PROPERTIES LP, a Delaware limited partnership
By:	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer

PARENT:
COUSINS PROPERTIES INCORPORATED, a Georgia corporation
By:	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer

LENDERS/AGENTS:
JPMORGAN CHASE BANK, N.A., individually in its capacity as a Lender
By:	/s/ Cody A. Canafax
	Name:	Cody A. Canafax
	Title:	Executive Director

BANK OF AMERICA, N.A., individually in its capacity as a Lender and as Administrative Agent
By:	/s/ Helen Chan
	Name:	Helen Chan
	Title:	Vice President

Signature Page to
Fourth Amendment to Amended and Restated Term Loan Agreement

TRUIST BANK, as a Lender
By:	/s/ C. Vincent Hughes Jr.
	Name:	C. Vincent Hughes Jr.
	Title:	Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Andrew T. White
	Name:	Andrew T. White
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Scott S. Solis
	Name:	Scott S. Solis
	Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Germaine R. Korhone
	Name:	Germaine R. Korhone
	Title:	Senior Vice President

Signature Page to
Fourth Amendment to Amended and Restated Term Loan Agreement

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

TD BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ D. Randolph Bryan Wilson
	Name:	D. Randolph Bryan Wilson
	Title:	Vice President

FIRST HORIZON BANK, as a Lender
By:	/s/ Ryan M. Gentry
	Name:	Ryan M. Gentry
	Title:	Vice President
Signature Page to
Fourth Amendment to Amended and Restated Term Loan Agreement

ANNEX I
See attached.

Conformed through ~~Third~~Fourth Amendment dated as of ~~February 6~~April 1, 2026

Published CUSIP Numbers:
Deal: 22279UAC5
Term Loan: 22279UAD3
AMENDED AND RESTATED TERM LOAN AGREEMENT
dated as of June 28, 2021,
among
COUSINS PROPERTIES LP,
as the Borrower,
COUSINS PROPERTIES INCORPORATED,
as the Parent ~~and a Guarantor~~,
~~CERTAIN CONSOLIDATED ENTITIES OF THE PARENT FROM TIME TO TIME DESIGNATED BY THE PARENT AS CO-BORROWERS HEREUNDER,~~
~~collectively, with the Borrower, as the Borrower Parties,~~
~~CERTAIN CONSOLIDATED ENTITIES OF THE PARENT FROM TIME TO TIME DESIGNATED BY THE PARENT AS GUARANTORS HEREUNDER,~~
~~as Guarantors,~~
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,
BANK OF AMERICA, N.A.,
as Administrative Agent,
PNC BANK, NATIONAL ASSOCIATION
and
TRUIST BANK,
as Co-Documentation Agents,
and
THE OTHER LENDERS PARTY HERETO
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
PNC CAPITAL MARKETS LLC,
and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
I.    DEFINITIONS AND ACCOUNTING TERMS.    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    33
1.03    Accounting Terms.    34
1.04    Rounding    ~~35~~34
1.05    References to Agreements and Laws    ~~35~~34
1.06    Times of Day    ~~35~~34
1.07    Interest Rates    ~~35~~34
1.08    Consolidation; Amendment and Restatement    35
II.    THE COMMITMENTS AND CREDIT EXTENSIONS.    ~~37~~36
2.01    Loans.    ~~37~~36
2.02    Borrowings, Conversions and Continuations of Loans.    ~~38~~37
2.03    Reserved.    ~~39~~38
2.04    Reserved.    ~~40~~38
2.05    Prepayments    ~~40~~38
2.06    Increase in Term Loans; Accordion Option.    ~~40~~39
2.07    Repayment of Loans.    ~~42~~41
2.08    Interest.    ~~42~~41
2.09    Fees.    ~~44~~42
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rates.    ~~44~~43
2.11    Evidence of Debt.    ~~44~~43
2.12    Payments Generally.    ~~45~~44
2.13    Sharing of Payments    ~~46~~45
2.14    Maturity Dates.    ~~47~~46
~~2.15    Joint and Several Liability of Borrower Parties.    47~~
~~2.16~~2.15    Extension of Maturity Date.    ~~49~~46
~~2.17~~2.16    Defaulting Lenders.    ~~50~~47
~~2.18    Appointment of Borrower as Agent for Borrower Parties    51~~
~~2.19~~2.17    Tax Driven Lease Transactions    ~~52~~49
III.    TAXES, YIELD PROTECTION AND ILLEGALITY.    ~~52~~49
3.01    Taxes.    ~~52~~49
3.02    Illegality    ~~56~~53
3.03    Inability to Determine Rates.    ~~57~~53
3.04    Increased Cost; Reduced Return; Capital Adequacy; Reserves.    ~~59~~55
3.05    Compensation for Losses    ~~60~~57
3.06    Mitigation Obligations; Replacement of Lenders.    ~~60~~57
3.07    Survival    ~~61~~57
IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.    ~~61~~58
4.01    Conditions of Initial Credit Extension    ~~61~~58
4.02    Conditions to all Credit Extensions    ~~63~~60
    i

V.    REPRESENTATIONS AND WARRANTIES    ~~63~~60
5.01    Existence, Qualification and Power; Compliance with Laws    ~~63~~60
5.02    Authorization; No Contravention    ~~64~~60
5.03    Governmental Authorization; Other Consents    ~~64~~61
5.04    Binding Effect    ~~64~~61
5.05    Financial Statements; No Material Adverse Effect.    ~~64~~61
5.06    Litigation    ~~65~~61
5.07    No Default    ~~65~~62
5.08    Ownership of Property; Liens    ~~65~~62
5.09    Environmental Compliance    ~~65~~62
5.10    Insurance    ~~65~~62
5.11    Taxes    ~~65~~62
5.12    ERISA Compliance.    ~~66~~62
5.13    Consolidated Entities; REIT Status    ~~66~~63
5.14    Margin Regulations; Investment Company Act~~; Public Utility Holding Company Act~~.    ~~67~~63
5.15    Disclosure.    ~~67~~63
5.16    Compliance with Laws    ~~67~~64
5.17    Intellectual Property; Licenses, Etc    ~~67~~64
5.18    Taxpayer Identification Number    ~~68~~64
5.19    Burdensome Agreements    ~~68~~64
5.20    OFAC    ~~68~~64
5.21    Anti-Corruption, Anti-Money Laundering and Anti-Terrorism Laws    ~~68~~65
5.22    Affected Financial Institutions    ~~68~~65
5.23    Covered Entities    ~~68~~65
5.24    Outbound Investment Rules    65
VI.    AFFIRMATIVE COVENANTS    ~~68~~65
6.01    Financial Statements    ~~68~~65
6.02    Certificates; Other Information    ~~69~~66
6.03    Notices    ~~70~~67
6.04    Payment of Obligations; File Tax Returns    ~~71~~68
6.05    Preservation of Existence, Etc    ~~71~~68
6.06    Maintenance of Properties    ~~71~~68
6.07    Maintenance of Insurance    ~~71~~68
6.08    Compliance with Laws    ~~72~~68
6.09    Books and Records.    ~~72~~69
6.10    Inspection Rights    ~~72~~69
6.11    Use of Proceeds    ~~72~~69
~~6.12    Additional Guarantors; Creation of Co-Borrowers; Release of Co-Borrowers.    72~~
~~6.13~~6.12    Anti-Corruption, Anti-Money Laundering and Anti-Terrorism Laws; Sanctions    ~~75~~69
VII.    NEGATIVE COVENANTS    ~~75~~69
7.01    Liens    ~~75~~69
7.02    Investments    ~~75~~70
7.03    Indebtedness    ~~76~~70
7.04    Fundamental Changes    ~~76~~70
7.05    Dispositions    ~~77~~71

7.06    Restricted Payments    ~~77~~71
7.07    Reserved.    ~~78~~72
7.08    Transactions with Affiliates    ~~78~~72
7.09    Burdensome Agreements    ~~78~~72
7.10    Use of Proceeds    ~~78~~73
7.11    Financial Covenants.    ~~79~~73
7.12    Prepayment of Other Indebtedness, Etc    ~~79~~73
7.13    Organization Documents; Subsidiaries    ~~79~~74
7.14    Tax Driven Lease Transactions    ~~80~~74
7.15    Sanctions    ~~80~~74
7.16    Anti-Corruption, Anti-Money Laundering and Anti-Terrorism Laws    ~~80~~74
7.17    Outbound Investment Rules    74
VIII.    EVENTS OF DEFAULT AND REMEDIES.    ~~80~~74
8.01    Events of Default    ~~80~~74
8.02    Remedies Upon Event of Default    ~~82~~76
8.03    Application of Funds    ~~82~~77
IX.    ADMINISTRATIVE AGENT AND CERTAIN LENDER MATTERS.    ~~83~~77
9.01    Appointment and Authorization of Administrative Agent~~.    83~~77
9.02    Rights as a Lender    ~~83~~78
9.03    Exculpatory Provisions    ~~84~~78
9.04    Reliance by the Administrative Agent    ~~84~~79
9.05    Delegation of Duties    ~~85~~79
9.06    Resignation of the Administrative Agent    ~~85~~79
9.07    Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders    ~~86~~80
9.08    No Other Duties, Etc    ~~87~~81
9.09    Administrative Agent May File Proofs of Claim    ~~87~~81
~~9.10    Guaranty/Borrower Party Matters    87~~
~~9.11~~9.10    ERISA.    ~~88~~82
~~9.12~~9.11    Recovery of Erroneous Payments    ~~89~~83
X.    MISCELLANEOUS.    ~~90~~83
10.01    Amendments, Etc.    ~~90~~83
10.02    Notices and Other Communications; Facsimile Copies.    ~~92~~85
10.03    No Waiver; Cumulative Remedies    ~~94~~87
10.04    Expenses; Indemnity; Damage Waiver    ~~94~~87
10.05    Payments Set Aside    ~~96~~90
10.06    Successors and Assigns.    ~~97~~90
10.07    Confidentiality    ~~101~~94
10.08    Set-off    ~~102~~95
10.09    Interest Rate Limitation    ~~102~~96
10.10    Integration; Effectiveness    ~~103~~96
10.11    Electronic Records; Electronic Execution; Counterparts.    ~~103~~96
10.12    Survival of Representations and Warranties    ~~104~~97
10.13    Severability    ~~104~~97
10.14    Reserved.    ~~104~~98

10.15    Replacement of Lenders.    ~~104~~98
10.16    Governing Law.    ~~105~~99
10.17    Waiver of Right to Trial by Jury    ~~106~~99
10.18    No Advisory or Fiduciary Responsibility    ~~106~~99
10.19    USA PATRIOT Act Notice    ~~107~~100
10.20    Attorneys’ Fees    ~~107~~100
10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~107~~100
10.22    Acknowledgement Regarding Any Supported QFCs    ~~108~~101
XI.    GUARANTY.    ~~109~~102
11.01    The Guaranty    ~~109~~102
11.02    Obligations Unconditional    ~~109~~102
11.03    Reinstatement    ~~110~~103
11.04    Certain Additional Waivers    ~~110~~103
11.05    Remedies    ~~110~~103
11.06    Rights of Contribution and Subrogation    ~~110~~104
11.07    Guarantee of Payment; Continuing Guarantee    ~~111~~104
~~11.08    Release of Guarantors.    111~~

SCHEDULES
SCHEDULE 1.01(b)	Investment Entities
SCHEDULE 1.01(c)	Tax Driven Lease Transactions
SCHEDULE 1.07	Existing Term Loan
SCHEDULE 2.01(a)	Commitments and Pro Rata Shares
SCHEDULE 5.06	Litigation
SCHEDULE 5.09	Environmental Matters
SCHEDULE 5.12	ERISA Matters
SCHEDULE 5.13	Consolidated Entities and Other Equity Investments
SCHEDULE 5.17	Intellectual Property Matters
SCHEDULE 10.02	Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
EXHIBIT A	[Form of] Loan Notice
EXHIBIT B	[Form of] Term Loan Note
EXHIBIT C	[Form of] Compliance Certificate
EXHIBIT D	[Form of] Assignment and Assumption
EXHIBIT E	[~~Form of] Guarantor Joinder Agreement~~Reserved]
EXHIBIT F	[~~Form of] Co-Borrower Joinder Agreement~~Reserved]
EXHIBIT G	Forms of U.S. Tax Compliance Certificates
EXHIBIT H	[Form of] Notice of Loan Prepayment

AMENDED AND RESTATED TERM LOAN AGREEMENT
This AMENDED AND RESTATED TERM LOAN AGREEMENT (“Agreement”) is entered into as of June 28, 2021, among COUSINS PROPERTIES LP, a Delaware limited partnership (the “Borrower”), COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the “Parent”) ~~and a Guarantor (as defined herein), the parties from time to time identified by the Parent as Co-Borrowers pursuant to Section 6.12 hereof, the parties from time to time identified by the Parent as Guarantors pursuant to Section 6.12 hereof~~, each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Syndication Agent, BANK OF AMERICA, N.A., as Administrative Agent, and PNC BANK, NATIONAL ASSOCIATION and TRUIST BANK, as Co-Documentation Agents.
WHEREAS, the Borrower, the Parent, the other Loan Parties party thereto, the lenders party thereto, Syndication Agent, Administrative Agent, and the Co-Documentation Agents entered into that certain Term Loan Agreement, dated as of December 2, 2016 (as amended, modified or supplemented prior to the date hereof, the “Existing Loan Agreement”), pursuant to which the respective lenders under such agreement (the “Existing Lenders”) have made available to the Borrower one (1) or more Loans (as defined in the Existing Loan Agreement) and other extensions of credit;
WHEREAS, the Borrower desires to consolidate the outstanding Loans (as defined in the Existing Loan Agreement) under the Existing Loan Agreement in an aggregate outstanding amount equal to the Closing Date Consolidated Loan Amount (collectively, the “Consolidated Loans”), along with the Closing Date Funded Term Loan to be advanced to the Borrower on the Closing Date, into a single Facility under this Agreement and to modify the terms of such facility, as set forth herein; and
WHEREAS, the Borrower, the Parent, and the other Loan Parties have requested that the Lenders, the Administrative Agent and the other parties hereto amend and restate the Existing Loan Agreement as described herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Parent, the other Loan Parties, the Lenders and the Administrative Agent hereby amend and restate the Existing Loan Agreement and covenant and agree as follows, in each case effective as of the Closing Date:
I.DEFINITIONS AND ACCOUNTING TERMS.
1.01Defined Terms
. As used in this Agreement, the following terms shall have the meanings set forth below:
“Accordion Increase Effective Date” has the meaning specified in Section 2.06(d).
“Act” has the meaning specified in Section 10.19.
“Additional Lender” has the meaning specified in Section 2.06(c).
“Additional Term Loans” has the meaning specified in Section 2.06(a).
“Adjusted Consolidated EBITDA” means, for any period, an amount equal to (a) Consolidated EBITDA for such period, less (b) a deemed capital expenditures reserve deduction equal to, on an annual basis, (i) $0.35 per rentable square foot of all Income Producing Assets (or any portion thereof) which constitute office space; (ii) $0.15 per rentable square foot of all Income Producing Assets (or any portion thereof) which constitute retail space; (iii) $200.00 per unit for all Income Producing Assets (or any portion thereof) which constitute apartments and (iv) with respect to any asset approved by the Administrative Agent pursuant to the proviso in the definition of “Applicable Capitalization Rate” such commercially reasonable reserve as agreed to between the Borrower and the Administrative Agent.
“Adjusted Consolidated Unencumbered EBITDA” means, for any period, that portion of Adjusted Consolidated EBITDA for such period generated by Unencumbered Properties (following deductions for deemed capital expenditure reserves applicable to such Unencumbered Properties as set forth in the definition of Adjusted Consolidated EBITDA).
“Administrative Agent” or “Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one (1) or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BofA Securities), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Aggregate Commitments” means the aggregate Commitments of all the Lenders, as adjusted from time to time in accordance with the terms of this Agreement. As of the Closing Date, the Aggregate Commitments were equal to $350,000,000.
“Agreement” means this Amended and Restated Term Loan Agreement, as the same may be amended, restated, supplemented or modified from time to time in accordance with its terms.
“Anti-Corruption Laws” shall mean all Applicable Laws relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption or anti-money laundering legislation in such or other applicable jurisdictions.

“Anti-Money Laundering Laws” means any Applicable Laws relating to money laundering or terrorist financing, including the Bank Secrecy Act, 31 U.S.C. Sections 5301 et seq.; the USA Patriot Act; Laundering of Monetary Instruments, 18 U.S.C. Section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. Section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103.
“Anti-Terrorism Laws” means any of the foreign asset control regulations of the U.S. Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, and Executive Order No. 13,224 Fed Reg 49,079 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism).
“Applicable Capitalization Rate” means (i) 6.00% for office properties, (ii) 5.75% for multi-family properties, and (iii) 7.00% for retail properties, in each case, for Income Producing Assets; provided that, in order for any Income Producing Assets to be included in calculations under this Agreement which are not office assets, retail assets or apartment assets, such Income Producing Assets must be approved for inclusion by the Administrative Agent.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Rate” means, from time to time, for the purposes of calculating (a) the interest rates applicable to Term SOFR Rate Loans and Daily SOFR Rate Loans for the purposes of Section 2.08, (b) the interest rate applicable to Base Rate Loans for the purposes of Section 2.08, or (c) payments to be made in connection with Section 2.10(b), the ~~following~~ percentages per annum~~, based upon the Consolidated Leverage Ratio as~~  set forth in the ~~most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):~~

~~Applicable Rate (based on Consolidated Leverage Ratio)~~
~~Pricing Level~~	~~Consolidated Leverage Ratio~~	~~Term SOFR Rate Loans or Daily SOFR Rate Loans~~	~~Base Rate Loans~~
~~1~~	~~≤ 35%~~	~~1.05%~~	~~0.05%~~
~~2~~	~~> 35% but ≤ 40%~~	~~1.15%~~	~~0.15%~~
~~3~~	~~> 40% but ≤ 45%~~	~~1.25%~~	~~0.25%~~
~~4~~	~~> 45% but ≤ 50%~~	~~1.35%~~	~~0.35%~~
~~5~~	~~> 50%~~	~~1.65%~~	~~0.65%~~

~~Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that, if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(b), then Pricing Level 5 shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered (until such time as such delinquent Compliance Certificate is delivered). The Applicable Rate in effect on the Closing Date shall be Pricing Level 1.~~

~~Notwithstanding the foregoing, the Borrower may make a one-time and permanent election to base the aforementioned applicable interest rates and fees upon the Debt Ratings grid below following its delivery of a written notice of such election to the Administrative Agent (which notice shall be in form and substance reasonably satisfactory to the Administrative Agent). Upon the second (2nd) Business Day following the Administrative Agent’s receipt of such written notice, such applicable interest rates and fees shall be based upon such Debt Ratings grid and upon such effectiveness of the one-time and permanent election, the Borrower may (subject to the other terms and conditions set forth in this Agreement) borrow Loans at an interest rate per annum calculated by adding the Applicable Rate from the Debt Ratings grid below to the Term SOFR Rate Loans, the Daily SOFR Rate Loans or the Base Rate Loans with such Applicable Rate being set forth in the~~ table below opposite the Debt Rating of the Parent by S&P and Moody’s. For the purpose of clarity, in the case of a split, multiple split, one (1) or no rating, the following shall apply: in the case of a split rating, the higher rating will apply; in the case of a multiple split rating, the rating that is one (1) level lower than the higher rating will apply; if there is only one (1) rating, the rating one (1) level lower than such rating will apply; and if there is no rating, the lowest rating set forth below will apply:

Debt Ratings Grid
Pricing Level	S&P / Moody’s Rating	Term SOFR Rate Loans or Daily SOFR Rate Loans	Base Rate Loans
1	> A- / A3	~~0.85~~0.75%	0.00%
2	BBB+ / Baal	~~0.90~~0.80%	0.00%
3	BBB / Baa2	~~1.00~~0.90%	0.00%
4	BBB- / Baa3	~~1.25~~1.15%	~~0.25~~0.15%
5	< BBB- / Baa3 or unrated	~~1.65~~1.55%	~~0.65~~0.55%

Notwithstanding the foregoing, (i) if the Consolidated Leverage Ratio is less than or equal to 32% and the Debt Ratings from S&P and Moody’s are BBB+ / Baa1, respectively, then Pricing Level 1 shall apply, (ii) if the Consolidated Leverage Ratio is less than or equal to 35% and the Debt Ratings from S&P and Moody’s are BBB / Baa2, respectively, then Pricing Level 2 shall apply and (iii) if the Consolidated Leverage Ratio is less than or equal to 35% and the Debt Ratings from S&P and Moody’s are BBB- / Baa3, respectively, then Pricing Level 3 shall apply.
Any increase or decrease in the Applicable Rate resulting from a change in the Parent’s Debt Rating(s) shall become effective as of the first (1st) Business Day immediately following the date on which the Administrative Agent is notified of such change in writing.
“Appropriate Lender” means, at any time, with respect to this Agreement, a Lender that has a Commitment with respect to the Facility or holds any Term Loan at such time.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger-Related Persons” means the Arrangers together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Arrangers” means a collective reference to JPMorgan Chase Bank, BofA Securities, PNC Capital Markets, and Truist Securities in their capacity as Joint Lead Arrangers and Joint Bookrunners and “Arranger” means any one (1) of them.
“Assignee Group” means two (2) or more Eligible Assignees that are Affiliates of one (1) another or two (2) or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease. Notwithstanding the foregoing, Attributable Indebtedness shall not include the Attributable Indebtedness of Investment Entities except to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any non-recourse secured Attributable Indebtedness and disregarding any general partnership liability of the Designated Entities).
“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and the Consolidated Entities (including the Borrower), on a consolidated basis, for the calendar year ended December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar year of such Persons, including the notes thereto.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term SOFR plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 10.22.
“BofA Securities” means BofA Securities, Inc., and its successors.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period.
“Borrower Materials” has the meaning specified in Section 6.02.
~~“Borrower Parties” means, as of any date of determination, a collective reference to the Borrower and each party that has been identified by the Parent as a Co-Borrower under the Facility pursuant to Section 6.12 hereof and has not, prior to or as of such date of determination, been released as a Co-Borrower pursuant to such Section 6.12.~~
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capitalized Interest” means, in respect of any period, interest capitalized by the Parent and its Consolidated Entities in such period calculated in accordance with GAAP plus, to the extent not already included herein, the Parent’s pro rata share of the interest capitalized of its Unconsolidated Entities.
“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Capital Stock” means any and all shares, interests or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person that is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company or partnership interests or other equivalents in any kind of partnership, and any and all warrants or options to purchase any of the foregoing.
“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than ninety (90) days from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short term commercial paper rating from S&P is at least A 1 or the equivalent thereof or from Moody’s is at least P 1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than ninety (90) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A 1 (or the equivalent thereof) or better by S&P or P 1 (or the equivalent thereof) or better by Moody’s and maturing within ninety (90) days of the date of acquisition and (d) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means, with respect to any Person, an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire which are granted by such Person (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right granted by such Person); provided, however, that Persons (not under common Control) acquiring common shares of the Parent from the Parent in connection with an acquisition or other transaction with the Parent or the Combined Parties, without any agreement among such Persons to act together to hold, dispose of, or vote such shares following the acquisition of such shares, shall not be considered a “group” for purposes of this clause (a); or
(b)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Closing Date” means the first (1st) date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01. It is acknowledged and agreed by all parties hereto that the Closing Date occurred on June 28, 2021.
“Closing Date Consolidated Loan Amount” means $250,000,000.
“Closing Date Funded Term Loan” has the meaning specified in Section 1.08(c).
“Closing Date Funded Term Loan Amount” means the difference between (a) the amount of the Commitments as of the Closing Date minus (b) the Closing Date Consolidated Loan Amount.
“CME” means CME Group Benchmark Administration Limited.
~~“Co-Borrower” has the meaning specified in Section 6.12 hereof.~~
~~“Co-Borrower Joinder Agreement” means a Co-Borrower Joinder Agreement substantially in the form of Exhibit F hereto, executed and delivered by a new Co-Borrower in accordance with the provisions of Section 6.12.~~
“Co-Documentation Agents” means (i) PNC Bank, National Association and (ii) Truist Bank, each in its capacity as a documentation agent under any of the Loan Documents, or any successor co-documentation agent or agents.
“Code” means the Internal Revenue Code of 1986, as amended.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR, or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR”, “SOFR”, “Term SOFR”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Combined Parties” means the Borrower, the Parent, the Consolidated Entities, and the Unconsolidated Entities.
“Commitment” means, as to each Lender, its obligation to make Loans to Borrower pursuant to Section 2.01, in an aggregate principal amount at any one (1) time not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a), as such amount may be adjusted from time to time in accordance with this Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, for the Parent and the Combined Parties, on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following items for such period to the extent deducted in calculating such Consolidated Net Income: (a) Interest Expense, (b) the provision for federal, state, local and foreign income taxes payable by the Combined Parties, (c) the amounts of depreciation and amortization, (d) amounts attributable to minority interests, and (e) ground lease expense; provided, however, that, in calculating Consolidated EBITDA of each Combined Party that is not Wholly-Owned by the Parent, the amount of the items used to calculate “Consolidated EBITDA” of such Combined Party shall be reduced by the share allocable to interests held by Persons other than the Parent, the Borrower or other Combined Parties.
“Consolidated Entities” means any Person (other than an Investment Entity) in which the Parent, directly or indirectly, owns any Capital Stock, the accounts of which Person are consolidated with those of the Parent in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated EBITDA for the Measurement Period ending on such date, to (b) Fixed Charges for such Measurement Period.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Debt as of such date, to (b) Total Assets as of such date.

“Consolidated Loans” has the meaning assigned thereto in the recitals to this Agreement.
“Consolidated Net Income” means, for any period, for the Parent and the Combined Parties on a consolidated basis determined in accordance with GAAP, the net income of the Parent and the Combined Parties (excluding the effect of any extraordinary gains or losses or other non-cash gains or losses outside the ordinary course of business, impairment charges and non-cash equity-based compensation charges and acquisition costs) for that period; provided, however, that, in calculating Consolidated Net Income of each Combined Party that is not Wholly-Owned by the Parent, the amount of the items used to calculate “Consolidated Net Income” of such Combined Party shall be reduced by the share allocable to interests held by Persons other than the Parent, the Borrower or other Combined Parties.
“Consolidated Parties” means a collective reference to the Borrower, the Parent and the Consolidated Entities, and “Consolidated Party” means any one (1) of them.
“Consolidated Unencumbered Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated Unencumbered EBITDA for the Measurement Period ending on such date, to (b) Interest Expense for Unsecured Debt for such Measurement Period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate”.
“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.
“Covered Entity” has the meaning specified in Section 10.22(b).
“Credit Extension” means a Borrowing.
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on the fifth (5th) U.S. Government Securities Business Day preceding such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such day is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate so published on the fifth (5th) U.S. Government Securities Business Day preceding the first (1st) U.S. Government Securities Business Day immediately prior thereto. If the rate as so determined would be less than zero percent (~~0~~0.0%), such rate shall be deemed to be zero percent (~~0~~0.0%) for purposes of the Loans and Loan Documents.
“Daily SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to Daily Simple SOFR.
“Debt Rating” means, as of any date of determination, the debt rating of the Parent’s (or if Moody’s or S&P does not publicly announce ratings for the Parent, then of the Borrower) long term unsecured senior, non-credit enhanced debt as determined by S&P or Moody’s.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement,

receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate, if any, for Base Rate Loans outstanding under the Facility, plus (iii) 2% per annum; provided, however, that, with respect to a Term SOFR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate for the Facility) otherwise applicable to such Loan outstanding under the Facility, plus 2% per annum, in all cases to the fullest extent permitted by Applicable Laws.
“Default Right” has the meaning specified in Section 10.22.
“Defaulting Lender” means, subject to Section ~~2.17(b)~~2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one (1) or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one (1) or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section ~~2.17(b)~~2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Entities” means a collective reference to ~~(a) Wildwood Associates, (b) Temco Associates or (c)~~ any general partner of a limited partnership which would otherwise be included in the applicable calculation ~~(so long as in the case of clause (c) the general partner is not a Borrower Party); provided that (i) inclusion of Wildwood Associates and Temco Associates as “Designated Entities” hereunder shall be subject to verification from time to time by the Administrative Agent that the JV partners with respect to such entities are liable for 50% of the total liabilities of such entities and (ii)~~; provided that the inclusion of any limited partnerships as “Designated Entities” hereunder shall be subject to verification by the Administrative Agent that neither ~~any~~the Borrower ~~Party~~ nor any other Consolidated Entity (that is not such limited partnership or its general partner) is liable for any of the liabilities of such limited partnership.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction, which as of the Closing Date (but without limitation of Sections 1.02 and 1.05) is the Crimea region of Ukraine, Iran, Syria, Cuba, and North Korea.
“Disposition” or “Dispose” means the sale, transfer or other disposition (in one (1) transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Capital Stock by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, provided that it shall not include any lease, license or other occupancy agreement.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two (2) or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” shall have the meaning specified in Section 10.11.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any assignee permitted pursuant to Section 10.06(b); provided that Eligible Assignee shall not include the Borrower or any of the Parent’s Affiliates or Subsidiaries.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment, including those relating to the manufacture, generation, handling, transport, storage, treatment, exposure to, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Forward Contract” means a forward equity contract entered into by a Combined Party and a Person that is not a Subsidiary of such Combined Party with respect to common equity interests of such Combined Party.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the

Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Swap Obligations” means, with respect to ~~any Guarantor~~the Parent, any Swap Obligation, if, and to the extent that, all or a portion of the Guarantee of ~~such Guarantor~~the Parent of, or the grant by ~~such Guarantor~~the Parent of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is, or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of ~~such Guarantor’s~~the Parent’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of ~~such Guarantor~~the Parent becomes effective with respect to such related Swap Obligation.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income or net profits (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.15) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section ~~3.01(b)~~3.01(b) or ~~(d)~~(d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section ~~3.01(g)~~3.01(g) and (d) any Taxes imposed pursuant to FATCA.
“Existing Lenders” has the meaning assigned thereto in the recitals to this Agreement.
“Existing Loan Agreement” has the meaning assigned thereto in the recitals to this Agreement.
“Existing Term Loan” means, individually or collectively, as the context may require, the “Term Loans” borrowed under the Existing Loan Agreement and set forth on Schedule 1.07.
“Facility” means this term loan facility.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” mean, the letter agreements, each dated June 2, 2021, (i) among the Borrower, the Administrative Agent, BofA Securities, and the Syndication Agent, (ii) among the Borrower, PNC Capital Markets, and PNC, and (iii) among the Borrower, Truist Securities, and Truist.
“First Amendment Effective Date” means September 19, 2022.
“Fixed Charges” means, in the aggregate for the Combined Parties, on a consolidated basis determined in accordance with GAAP, for the applicable period of calculation, the sum of (a) Interest Expense of the Combined Parties, plus (b) the principal component of all payments made in respect of Capital Lease Obligations, plus (c) any payments required to be made (whether or not actually made) in respect of ground rental obligations under ground leases, plus (d) regularly scheduled required principal payments on Indebtedness for Money Borrowed (excluding any scheduled balloon, bullet, or similar principal payment which repays such Indebtedness for Money Borrowed in full), plus (e) rentals payable under leases of real property during such period to the extent not covered in clause (b), plus (f) any dividends paid or payable by any Combined Party in respect of any class of preferred capital stock; provided, however, that, in calculating Fixed Charges of each Combined Party that is not Wholly-Owned by the Parent, the amount of the items described in clauses (a), (b), (c), (d), (e) and (f) above of such Combined Party shall be reduced by the share allocable to interests held by Persons other than the Parent, the Borrower or other Combined Parties.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, and (c) the Commitments shall have been expired or terminated in full.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or

such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.06(f).
“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien (other than a Permitted Lien) on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. Notwithstanding the foregoing, Guarantee shall not include completion guarantees or the endorsement of instruments. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
~~“Guarantors” means, collectively, the Parent, each of those Persons identified as a “Guarantor” on the signature pages hereto, and each Person that subsequently becomes a Guarantor pursuant to Section 6.12, and “Guarantor” means any one of them.~~
~~“Guarantor Joinder Agreement” means a Guarantor Joinder Agreement substantially in the form of Exhibit E hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 6.12.~~
“Guaranty” means the Guaranty made by the ~~Guarantors~~Parent in favor of the Administrative Agent and the Lenders pursuant to Article XI hereof.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Income Producing Assets” means (a) each New Acquisition, and (b) all other real property assets of the Parent, any Consolidated Entity or any Unconsolidated Entity (i) which are partially or fully income producing for financial reporting purposes on the applicable calculation date and have been continuously, partially or fully income producing for financial reporting purposes for the calendar quarter ending immediately preceding the calculation date, (ii) for which an unconditional base building certificate of occupancy (or its equivalent) has been issued by the applicable Governmental Authority, and (iii) as to such assets which in the immediately preceding reporting period were classified as Non-Income Producing Assets, which either (A) are leased to tenants in occupancy and the leases for such tenants in occupancy represent 85% or more of the rentable square footage of the applicable real property asset; or (B) have been a Non-Income Producing Asset for a period equal to or in excess of twenty-four (24) months following the issuance by the applicable Governmental Authority of an unconditional base building certificate of occupancy (or its equivalent) (provided that different phases of real property developments shall be treated as different assets for purposes of this determination); provided, further, that, notwithstanding anything to the contrary herein, “Income Producing Assets” shall not include intra or inter-entity obligations between the Parent and any of the Combined Parties.
“Increase Joinder” has the meaning specified in Section 2.06(c).
“Indebtedness” means, as to any Person at a particular time, without duplication, total liabilities of such Person as determined by GAAP, plus all of the following, in each case to the extent not otherwise included as total liabilities in accordance with GAAP:
(a)    all Indebtedness for Money Borrowed of such Person;
(b)    all obligations under financing leases, all Capital Lease Obligations (including all Capitalized Interest under any capital leases), all Synthetic Lease Obligations and all Off-Balance Sheet Liabilities of such Person;
(c)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(d)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(e)    all obligations of such Person to pay the deferred purchase price of property or services to the extent constituting indebtedness pursuant to GAAP (other than trade accounts payable in the ordinary course of business) and all obligations under any repurchase, take-out commitments or forward equity commitments (other than, with respect to the calculation of the Indebtedness of the Parent, any Consolidated Entity or any Unconsolidated Entity, commitments to a Consolidated Entity, an Unconsolidated Entity or an Investment Entity);
(f)    net obligations of such Person under any Swap Contract; and
(g)    all Monetized Guarantees of such Person in respect of any of the foregoing;
provided, however, that, for purposes of this Agreement, (i) Indebtedness shall not include (A) shareholders’ and partners’ and members’ equity, (B) capital stock, (C) surplus, (D) reserves for general contingencies and other cash reserves, (E) minority interests in Consolidated Entities, and (F) deferred income which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person and (ii) Indebtedness, as calculated for the Borrower or any Loan Party shall not include Indebtedness of Investment Entities, except, for clarification purposes, to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness and disregarding any general partnership liability of the Designated Entities).
The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
For purposes of clarification, notwithstanding any language to the contrary contained in the foregoing, there shall be no double-counting of Indebtedness (for example, in the case of a guaranty or letter of credit supporting other Indebtedness).
“Indebtedness for Money Borrowed” means, with respect to any Person, without duplication (a) all money borrowed by such Person and Indebtedness of such Person represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, (b) all Indebtedness of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) all Indebtedness of such Person upon which interest charges are customarily paid, (d) all Indebtedness of such Person issued or assumed as full or partial payment for property or services (other than accrued employee compensation), whether or not any such notes, drafts, obligations or Indebtedness would otherwise represent “Indebtedness for Money Borrowed” and (e) all Capitalized Interest under any capital leases and the principal balance outstanding with respect to any Off-Balance Sheet Liabilities where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. For purposes of this definition, (i) interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed and (ii) trade account payables arising in the ordinary course of business and not delinquent by more than ninety (90) days shall not be deemed Indebtedness for Money Borrowed. Indebtedness for Money Borrowed with respect to the Parent, the Consolidated Entities and/or the Unconsolidated Entities shall not include any obligations of Investment Entities except, for clarification purposes, to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness and disregarding any general partnership liability of the Designated Entities).
“Indemnified Liabilities” has the meaning specified in Section 10.04(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(a).
“Interest Expense” means, in respect of any period, an amount equal to the sum of (a) the interest payable during such period with respect to Indebtedness for Money Borrowed (including, without duplication, accrued interest and Capitalized Interest) of the Parent and the Combined Parties, and (b) the interest component of capitalized lease obligations of the Parent and the Combined Parties, less non-cash interest with respect to any convertible debt, in each case, reduced by the share allocable to ownership interests held by Persons other than the Parent, the Borrower or other Combined Parties.
“Interest Expense for Unsecured Debt” means for any period, Interest Expense with respect to Unsecured Debt of the Parent and the Combined Parties.
“Interest Payment Date” means, (a) as to any Daily SOFR Rate Loan or Base Rate Loan, the fifth (5th) day of each calendar month (or if the fifth (5th) day of any calendar month is not a Business Day, then on the next succeeding Business Day) and the Maturity Date for the Facility under which such Loan was made; and (b) as to any Term SOFR Rate Loan, the last day of each Interest Period applicable to such Term SOFR Loan and the Maturity Date for the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means, as to each Term SOFR Rate Loan, the period commencing on the date such Term SOFR Rate Loan is disbursed or converted to or continued as a Term SOFR Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower ~~(on its behalf or on behalf of a Co-Borrower)~~ in a Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date for the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one (1) transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Entities” means, as of any date of determination, those Persons in which the Borrower, the Parent, any of the Consolidated Entities or any of the Unconsolidated Entities directly or indirectly owns any Capital Stock which satisfy each of the following criteria: (a) such Person is an Unconsolidated Entity with respect to the Borrower or the Parent for financial reporting purposes or is an entity that is consolidated with the Borrower or the Parent as a result of the pronouncement entitled Financial Interpretation 46 “Consolidation of Variable Interest Entities” by the Financial Accounting Standards Board on January 17, 2003 as revised from time to time, (b) a party other than the Borrower, the Parent, a Consolidated Entity or an Unconsolidated Entity has primary control over day-to-day management of such Person (responsibilities under management agreements shall not constitute control), and (c) none of the Borrower, the Parent, any Consolidated Entity or any Unconsolidated Entity is directly or contingently liable for indebtedness of such Person, except for standard and customary recourse carve-outs commonly included in non-recourse financings in the form of guarantees or indemnities. For a list of the entities that are Investment Entities of the Borrower and the Parent, see Schedule 1.01(b) attached hereto.
“IP Rights” has the meaning specified in Section 5.17.
“IRS” means the United States Internal Revenue Service.
“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A. and its successors.
“Land Assets” means Non-Income Producing Assets that consist primarily of undeveloped land assets.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case to the extent from time to time in full force and effect or otherwise having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right-of-way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Liquid Assets” means, as of any date of determination, the following assets of the Combined Parties: (a) Unrestricted cash and Cash Equivalents; and (b) notes receivable (related to loans that are not in default and otherwise fully performing as of such date) secured by a mortgage instrument with a valid and enforceable first (1st) priority mortgage lien on a fee or leasehold interest held by the debtor in the applicable real estate assets, where the fair market value of such real estate assets is greater than 110% of the amount of Indebtedness secured thereby.
“Loan” or “Term Loan” means an extension of credit by a Lender to the Borrower ~~or any Co-Borrower~~ under Article ~~II~~II.

“Loan Documents” means this Agreement (including all schedules and exhibits hereto), each Note, ~~each Guarantor Joinder Agreement, each Co-Borrower Joinder Agreement,~~ the Fee Letters and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of any Loan from one (1) Type to the other, or (c) a continuation of Term SOFR Rate Loans made under the Facility, which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed or otherwise authenticated by a Responsible Officer of the Borrower.
“Loan Parties” means, as of any date of determination, a collective reference to the Borrower~~, each Co-Borrower,~~ and the Parent ~~and each Guarantor existing as of such date~~, and each individually shall be a “Loan Party”.
“Material Acquisition” means, as used in Section 7.11, an acquisition whose value exceeds 10% of Total Assets as of the date that such acquisition is announced to the Administrative Agent.
“Material Adverse Effect” means (a) a material adverse effect upon the operations, business, assets, liabilities (actual or contingent), or financial condition of the Combined Parties taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under any Loan Document to which a Loan Party is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party~~; or (d) a material adverse effect upon the rights, remedies, and benefits, taken as a whole, available to, or conferred upon, the Administrative Agent or any Lender under any Loan Document~~.
“Maturity Date” has the meaning specified in Section 2.14, as such date may be extended pursuant to Section ~~2.16~~2.15; provided that, if such date is not a Business Day, then such Maturity Date shall be the preceding Business Day.
“Measurement Period” means, at any date of determination, the most recently completed four (4) calendar quarters of the Parent.
“Monetized Guarantee” means any Guarantee which (a) is a Guarantee of Indebtedness for Money Borrowed; (b) is a Guarantee that has been reduced to judgment or otherwise liquidated for a specified monetary amount; or (c) is a Guarantee of performance of any obligation which obligation is past due beyond any applicable grace or cure period and the liability under which can be reasonably quantified in terms of the monetary liability of the applicable obligor.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Negative Pledge” means a provision of any document, instrument or agreement (including any Organization Document), other than this Agreement or any other Loan Document, that prohibits, or purports to prohibit, the creation or assumption of any Lien on any assets of a Person as security for the

Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one (1) or more specified ratios that limit such Person’s ability to encumber its assets but that does not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“New Acquisition” means each newly-acquired partially or fully income producing real property of the Parent, any Consolidated Entity or any Unconsolidated Entity which property is less than 85% occupied on the date of its acquisition.
“New Acquisition Cutoff Date” means, for each New Acquisition, the earlier to occur of the calendar date (i) which is twenty-four (24) months from the date of the acquisition of such property by, as applicable, the Parent, a Consolidated Entity or an Unconsolidated Entity, and (ii) on which such property achieves 85% occupancy.
“Non-Consenting Lender” means, any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Income Producing Asset” means any real property asset of the Parent, the Borrower, any Consolidated Entity, or any Unconsolidated Entity which does not qualify as an “Income Producing Asset” (following application of clauses (a) and (b) and each other provision of the definition thereof).
“Note” means a promissory note made by the Borrower ~~or any Co-Borrowers~~ in favor of a Lender evidencing any Loans made by such Lender, substantially in the form of Exhibit B~~, together with each Co-Borrower Joinder Agreement executed by any Co-Borrower, to the extent the same has not been terminated pursuant to Section 6.12~~.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit H or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (a) interest and fees that accrue under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) any Swap Contract entered into in connection with the Loans by any Loan Party with respect to which a Lender or any Affiliate of such Lender is a party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under Applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement (related to its formation or organization), instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Closing Date, and as codified at 31 C.F.R. § 850.101 et seq.

“Outstanding Amount” means the aggregate outstanding principal amount of Loans on any date after giving effect to any borrowings and prepayments or repayments of Loans on such date.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
“Permitted Convertible Indebtedness” means convertible debt securities of the Borrower or the Parent (a) that are unsecured, (b) that do not have the benefit of any Guarantee of any Subsidiary, (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into common stock of the Parent, cash or a combination thereof or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the Borrower in good faith), and (e) that are settled upon conversion by the holders thereof in cash or shares of common stock of the Parent or any combination thereof (including convertible securities that require payment of the principal thereof in cash upon a conversion).
“Permitted Liens” means, at any time, Liens in respect of property of the Parent, the Borrower, Consolidated Entities and/or Unconsolidated Entities constituting:
(a)    Liens existing pursuant to any Loan Document;
(b)    Liens (other than Liens imposed under ERISA) for Taxes, assessments (including private assessments and charges) or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to Administrative Agent in its sole discretion;
(c)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, such Liens are for amounts that do not exceed $500,000 in the aggregate, or if any action has been taken to enforce such Liens for amounts in excess of $500,000 (other than the filing of the Liens), then such Liens are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established or which have been bonded;
(d)    zoning restrictions, easements, rights of way, restrictions and other encumbrances affecting real property which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(e)    leases or subleases to third parties (including any Affiliates of the Borrower or any Combined Party);
(f)    Liens securing judgments for the payment of money not to exceed the Threshold Amount;
(g)    any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
(h)    Liens incurred in the ordinary course of business in connection with workers compensation, unemployment insurance or other social security obligations, other than any Lien imposed by ERISA; and
(i)    other Liens so long as immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 7.11.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“PNC” means PNC Bank, National Association and its successors.
“PNC Capital Markets” means PNC Capital Markets LLC and its successors.
“Platform” has the meaning specified in Section 6.02.
“Pro Rata Share” means in respect of the Facility, with respect to any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Lender’s Commitment in respect of the Facility (or if such Commitment has been funded, the outstanding principal amount of the Loans held by such Lender) and the denominator of which is the amount of the Commitments of all Lenders in respect of the Facility (or if such Commitments have been funded, the outstanding principal amount of the Loans held by all such Lenders). The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning specified in Section 10.22.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 10.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers, and representatives of such Person and of such Person’s Affiliates.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means a Loan Notice.
“Required Lenders” means, as of any date of determination prior to the funding of the Loan, two (2) or more Lenders holdings an aggregate of more than 50% of the sum of the total Commitments and, as of any date of determination following the funding of the Loan, two (2) or more Lenders holding an aggregate of more than 50% of the sum of the Total Outstandings; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Rescindable Amount” has the meaning as defined in Section 2.12
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, any vice chairman, president, chief financial officer, chief investment officer, chief administrative officer, chief operating officer, executive vice president, general counsel or, solely with respect to the ability to request advances of Loans and continuations and conversions of Loans and to sign Compliance Certificates, any other Person who is authorized in writing by any of the foregoing to make such requests. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any cash dividend or other distribution with respect to any Capital Stock (including preferred stock) or other equity interest of the Borrower, the Parent or any Consolidated Entity, or any payment, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other equity interest, other than any distribution or other payment solely in Capital Stock of such Person.
“Restricted Purchase” means any payment on account of the purchase, redemption, or other acquisition or retirement of any Capital Stock (including preferred equity) of the Parent.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section ~~3.03(b)~~3.03(b).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Debt” means, for any given calculation date, the total aggregate principal amount of Indebtedness for Money Borrowed of the Borrower, the Parent and the Consolidated Entities, on a consolidated basis (and without duplication on account of the guaranty obligations of the Borrower, the Parent or any Consolidated Entity relating to the Indebtedness for Money Borrowed of another Consolidated Entity), that is secured in any manner by any Lien; provided that Capital Lease Obligations shall not be deemed to be Secured Debt. For clarification purposes, (i) any unsecured guaranty given by the Borrower, the Parent or any Consolidated Entity of secured obligations of a Person who is not a Consolidated Entity does not constitute Secured Debt of the Person giving the guaranty, (ii) any unsecured guaranty given by the Borrower, the Parent or any Consolidated Entity of the Secured Debt of another Consolidated Entity constitutes the Secured Debt of the Person directly incurring the Secured Debt and shall not be calculated as part of the obligations of the Person giving the guaranty, (iii) any unsecured guaranty given by the Borrower, the Parent or any Consolidated Entity of the unsecured obligations of a Person who is not a Consolidated Entity does not constitute Secured Debt of the Person giving the guaranty, (iv) any unsecured guaranty given by the Borrower, the Parent or any Consolidated Entity of the unsecured obligations of another Consolidated Entity does not constitute the Secured Debt of the Person directly incurring such obligations and shall not be calculated as part of the obligations (secured or otherwise) of the Person giving the guaranty, (v) any secured guaranty given by the Borrower, the Parent or any Consolidated Entity of secured obligations of a Person who is not a Consolidated Entity constitutes Secured Debt of such Person giving the guaranty, (vi) any secured guaranty given by the Borrower, the Parent or any Consolidated Entity of the secured obligations of another Consolidated Entity constitutes the Secured Debt of the Person directly incurring the secured obligations and shall not be calculated as part of the obligations (secured or otherwise) of the Person giving the guaranty, (vii) any secured guaranty given by the Borrower, the Parent or any Consolidated Entity of the unsecured obligations of a Person who is not a Consolidated Entity constitutes the Secured Debt of the Person giving the guaranty, and (viii) any secured guaranty given by the Borrower, the Parent or any Consolidated Entity of the unsecured obligations of any Consolidated Entity constitutes the Secured Debt of the Person giving the guaranty and shall not be calculated as part of the obligations (secured or otherwise) of the Person directly incurring such obligations.
“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Secured Debt as of such date to (b) Total Assets as of such date.
“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SPC” has the meaning specified in Section 10.06(f).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one (1) or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.
“Surge Period” has the meaning specified in Section 7.11(c).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement relating to the foregoing, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement related to any of the foregoing (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means, with respect to ~~any Guarantor~~the Parent, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one (1) or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one (1) or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agent” means JPMorgan Chase Bank in its capacity as syndication agent under any of the Loan Documents, or any successor syndication agent.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.
“Tax Driven Lease Transaction” means any transaction pursuant to which a Combined Party conveys record title to a real property asset to a governmental entity and then leases such asset back from the governmental entity for the purposes of effecting a reduction in real property taxes where (i) the conveying Combined Party can repurchase the conveyed asset at any time for nominal consideration; (ii) no Indebtedness is incurred by any Combined Party under GAAP; provided that, if the structure of any such transaction requires the issuance of bonds by the applicable governmental entity, such bonds are purchased by a Combined Party as consideration for the applicable real property transfer and the amounts receivable by a Combined Party on such bonds equals the rent payable under the applicable lease; (iii) no net payments in excess of $1,000,000 in the aggregate for any given fiscal year are required to be made to any third party as a result of such transaction and the corresponding Tax Driven Lease Transaction Documents (other than the reduced real property taxes and customary closing costs and fees); and (iv) such transaction, however structured, is on terms customary for similar “tax driven lease transactions” consistent with past practices that are listed on Schedule 1.01(c) (provided, further, that subsequent to the Closing Date, if any such proposed transaction relates to an asset with a value in excess of $400,000,000, such transaction shall require the express consent of Administrative Agent as to the inclusion of such transaction being within the parameters of this definition (such consent not to be unreasonably withheld, conditioned or delayed)).
“Tax Driven Lease Transaction Documents” means leases, indentures and such other documents that are customarily required for a transaction of that type and that satisfy the requirements of the definition of Tax Driven Lease Transaction.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Rate Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero percent (~~0~~0.0%), Term SOFR shall be deemed zero percent (~~0~~0.0%) for purposes of this Agreement.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).
“Term SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to Term SOFR (other than a Loan for which clause (c) of the definition of Base Rate is used to determine Base Rate).
“Term SOFR Replacement Date” has the meaning specified in Section ~~3.03~~3.03.
“Test Date” has the meaning specified in Section 7.11(c).
“Threshold Amount” means $50,000,000.
“Total Assets” means, as of any calculation date, the sum, without duplication, of (a) the Value of Income Producing Assets for all such assets of the Combined Parties, plus (b) the Value of Non-Income Producing Assets for all such assets of the Combined Parties, plus (c) the aggregate positive amount of net cash proceeds that would be due to any of the Combined Parties from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by such Combined Party’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (i) such Combined Party or the counterparty would not reasonably be expected, for any reason, to be able to fulfill its obligations thereunder or (ii) such Combined Party no longer intends to issue shares sufficient to realize such proceeds, plus (d) the Value of Liquid Assets of the Combined Parties; provided, however, that, in calculating Total Assets, (i) the amount of Total Assets attributable to assets held by Consolidated Entities that are not Wholly-Owned by the Parent shall not exceed 20% of Total Assets (with any such excess being excluded from the calculation of Total Assets), (ii) the amount of Total Assets attributable to clause (~~c~~d) shall be reduced by the share allocable to interests held by Persons other than the Parent, the Borrower or other Combined Parties, (iii) the amount of Total Assets attributable to the Value of Non-Income Producing Assets shall not exceed 25.0% of Total Assets (with any such excess being excluded from the calculation of Total Assets), and (iv) the amount of Total Assets attributable to the Value of Non-Income Producing Assets of the Combined Parties that are entitled Land Assets shall not exceed 10% of Total Assets (with any such excess being excluded from the calculation of Total Assets).
“Total Debt” means, as of any calculation date, for the Combined Parties (reduced to the extent necessary to reflect the portion thereof not attributable to the Parent’s direct and indirect ownership interest), the sum of (without duplication): (a) all outstanding Indebtedness for Money Borrowed; (b) all Capital Lease Obligations, and (c) all obligations constituting Monetized Guarantees of such Persons; provided, however, that, in calculating the Total Debt of each Consolidated Entity and Unconsolidated Entity, the amount of the items described in clauses (a), (b) and (c) above of such Consolidated Entity and Unconsolidated Entity shall be multiplied by the percentage of the Parent’s direct and indirect ownership interest in such Consolidated Entity and Unconsolidated Entity. Total Debt shall not include any such obligation of Investment Entities except, for clarification purposes, to the extent any Consolidated Entity is liable for the same (disregarding any Consolidated Entity’s liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness) and disregarding any general partnership liability of the Designated Entities.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Truist” means Truist Bank and its successors.
“Truist Securities” means Truist Securities, Inc., and its successors.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, Daily SOFR Rate Loan or a Term SOFR Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unconsolidated Entities” means, as of any date of determination, those Persons in which the Parent or any of the Consolidated Entities owns some portion of Capital Stock and which are not consolidated with the Parent on the financial statements of the Parent in accordance with GAAP. Unconsolidated Entities shall not include Investment Entities.
“Unencumbered Properties” means (i) all real property assets located in the United States of America (a) Wholly-Owned by ~~a~~the Borrower ~~Party~~ or a Wholly-Owned Subsidiary of Parent ~~that is a Loan Party~~, or (b) Wholly-Owned by a Combined Party that is not a Wholly-Owned Subsidiary of Parent (but at least 85% of whose Capital Stock is owned, directly or indirectly, by the Parent), and, in each case, that are not subject to any Negative Pledges or any Liens (other than (I) Permitted Liens not identified in clause (f) or clause (i) of the definition of such term and (II) Liens securing judgments for the payment of money not to exceed $1,000,000 for each such asset unless such Liens are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to Administrative Agent in its sole discretion, provided that the aggregate amount of money secured by such Liens referenced in this clause (II) for all such assets shall not exceed $10,000,000) and, at all times ~~subsequent to the release of Guarantors under Section 11.08,~~ are owned by Persons who do not either (x) Guarantee any Indebtedness for Money Borrowed or (y) have direct Indebtedness for Money Borrowed, in either case in excess of $1,000,000, provided that the aggregate amount of Indebtedness for Money Borrowed and Guarantees of such Indebtedness for all such Persons who would own otherwise unencumbered properties shall not exceed $10,000,000, and (ii) any asset that is the subject of a Tax Driven Lease Transaction, for so long as such properties are subject to Tax Driven Lease Transaction Documents and are not subject to any Liens (other than (a) Permitted Liens not identified in clause (f) or clause (i) of the definition of such term and (b) Liens securing judgments for the payment of money not to exceed $1,000,000 for each such asset unless such Liens are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to Administrative Agent in its sole discretion, provided that the aggregate amount of money secured by such Liens referenced in this clause (b) for all such assets shall not exceed $10,000,000); and, at all times ~~subsequent to the release of Guarantors under Section 11.08,~~ are owned by Persons who do not either (x) Guarantee any Indebtedness for Money Borrowed or (y) have direct Indebtedness for Money Borrowed, in either case in excess of $1,000,000, provided that the aggregate amount of Indebtedness for Money Borrowed and Guarantees of such Indebtedness for all such Persons who would own otherwise unencumbered properties shall not exceed $10,000,000; provided, however, that, notwithstanding anything to the contrary herein, the Unencumbered Properties included in the calculation of any of the covenants contained in Section 7.03(a), Section 7.11(b) or Section 7.11(d) shall not include assets subject to one (1) or more Liens (other than (a) Permitted Liens not identified in clause (f) or clause (i) of the definition of such term and (b) Liens securing judgments for the payment of money not to exceed $1,000,000 for each such asset unless such Liens are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to Administrative Agent in its sole discretion, provided that the aggregate amount of money secured by such Liens referenced in this clause (b) for all such assets shall not exceed $10,000,000) and, at all times ~~subsequent to the release of Guarantors under Section 11.08,~~ shall not include properties that are owned by Persons who either (x) Guarantee any Indebtedness for Money Borrowed or (y) have direct Indebtedness for Money Borrowed, in either case in excess of $1,000,000 (and all the maximum aggregate amount of all such Guarantees and/or Indebtedness for all such Persons who would otherwise own unencumbered properties shall not exceed $10,000,000).
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“Unrestricted” means, when referring to cash and Cash Equivalents of the Borrower, Parent or any Combined Party, that such cash and Cash Equivalents (a) do not appear as “restricted” (or any similar designation) on the financial statements of the Parent or any other Person, (b) are not subject to a Lien in favor of any Person, and (c) are not otherwise unavailable to the Borrower, Parent or any Consolidated Entity.
“Unsecured Debt” means, as of any date, the aggregate of all Indebtedness for Money Borrowed of the Combined Parties that was incurred, and continues to be outstanding, without granting a Lien (other than Permitted Liens not described in clauses (a), (f) or (i) of such definition) as security for such Indebtedness for Money Borrowed. Unsecured Debt shall not include any such obligations of Unconsolidated Entities or Investment Entities except, for clarification purposes, to the extent any Combined Party is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured obligations and disregarding any general partnership liability of the Designated Entities). For clarification purposes, (a) any unsecured guaranty given by the Borrower, the Parent or any Combined Party of secured obligations of a Person who is not the Borrower, the Parent or a Combined Party constitutes Unsecured Debt of the Borrower, the Parent or such

Combined Party giving the guaranty, (b) any unsecured guaranty given by the Borrower, the Parent or any Combined Party of the secured obligations of the Borrower, the Parent or another Combined Party constitutes the Secured Debt of the Borrower, the Parent or the Combined Party directly incurring the secured obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower, the Parent or such Combined Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower, the Parent or the Combined Party directly incurring the underlying secured obligations, in which case it shall constitute the Unsecured Debt of the Borrower, the Parent or the Combined Party giving the guaranty), (c) any unsecured guaranty given by the Borrower, the Parent or any Combined Party of the unsecured obligations of a Person who is not the Borrower, the Parent or a Combined Party constitutes the Unsecured Debt of the Borrower, the Parent or such Combined Party giving the guaranty, (d) any unsecured guaranty given by the Borrower, the Parent or any Combined Party of the unsecured obligations of the Borrower, the Parent or another Combined Party constitutes the Unsecured Debt of the Borrower, the Parent or the Combined Party directly incurring such obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower, the Parent or such Combined Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower, the Parent or the Combined Party directly incurring the underlying unsecured obligations, in which case it shall constitute the Unsecured Debt of the Borrower, the Parent or the Combined Party giving the guaranty), (e) any secured guaranty given by the Borrower, the Parent or any Combined Party of secured obligations of a Person who is not the Borrower, the Parent or a Combined Party constitutes secured debt of the Borrower, the Parent or such Combined Party giving the guaranty, (f) any secured guaranty given by the Borrower, the Parent or any Combined Party of the secured obligations of the Borrower, the Parent or another Combined Party constitutes the secured debt of the Borrower, the Parent or the Combined Party directly incurring the secured obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower, the Parent or such Combined Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower, the Parent or the Combined Party directly incurring the underlying secured obligations, in which case it shall constitute the secured debt of the Borrower, the Parent or the Combined Party giving the guaranty), (g) any secured guaranty given by the Borrower, the Parent or any Combined Party of the unsecured obligations of a Person who is not the Borrower, the Parent or a Combined Party constitutes the secured debt of the Borrower, the Parent or such Combined Party giving the guaranty, and (h) any secured guaranty given by the Borrower, the Parent or any Combined Party of the unsecured obligations of the Borrower, the Parent or another Combined Party constitutes the secured debt of the Borrower, the Parent or such Combined Party giving the guaranty and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower, the Parent or the Combined Party directly incurring such obligations (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower, the Parent or such Combined Party giving the guaranty, in which case it shall constitute the Unsecured Debt of the Borrower, the Parent or the Combined Party directly incurring the underlying unsecured obligations). For purposes of calculating the financial covenants contained in this Agreement, obligations of the Borrower, the Parent or any Combined Party pursuant to the terms of any letter of credit shall be treated in the same manner as a guaranty.
“Unsecured Leverage Ratio” means, as of any date of determination, the ratio of (a) Unsecured Debt of the Combined Parties as of such date, to (b) the sum, without duplication, of (i) the total Value of Income Producing Assets and Value of Non-Income Producing Assets that are Unencumbered Properties, plus (ii) the Value of Liquid Assets (which items are: (A) owned entirely by Combined Parties whose Capital Stock, in each case, is at least 85% owned, directly or indirectly, by the Parent; and (B) not encumbered other than by Permitted Liens described in clauses (a) or (b) of the definition thereof), in each case, as of such date; provided, however, that, in calculating clause (b) of this definition, (v) the value contributed to such calculation related to Unencumbered Properties held by parties that are not Consolidated Entities Wholly-Owned by the Parent shall not exceed 20% of the total of clause (b) (with any such excess being excluded from the calculation of clause (b)), (w) the value contributed to such calculation related to Liquid Assets held by parties that are Consolidated Entities that are not Wholly-Owned by the Parent but are at least 85% owned, directly or indirectly, by the Parent shall not exceed $50,000,000 (with any such excess being excluded from the calculation of clause (b)), (x) the value contributed to such calculation related to Non-Income Producing Assets and Liquid Assets included in clause (b) of the definition of “Liquid Assets” shall not exceed 25% of the total of clause (b) (with any such excess being excluded from the calculation of clause (b)), (y) the value contributed to such calculation related to Non-Income Producing Assets that are entitled Land Assets shall not exceed 10% of the total of clause (b) (with any such excess being excluded from the calculation of clause (b)), and (z) the value contributed to such calculation related to Liquid Assets included in clause (b) of the definition of “Liquid Assets” shall not exceed 15% of the total of clause (b) (with any such excess being excluded from the calculation of clause (b)).
“U.S. Government Securities Business Day” means any ~~Business Day, except any Business Day on which any of~~day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association~~, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.~~ recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code~~.~~; provided that for purposes of Sections 5.24 and 7.17, “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).
“Value of Income Producing Assets” means, as of any date, the aggregate value of each Income Producing Asset existing as of such date, where the value of each such Income Producing Asset equals: the product of (a) the Adjusted Consolidated EBITDA for the most recent calendar quarter for which financial statements of the Borrower, the Parent and its Consolidated Entities are then available, allocable to such Income Producing Assets, (y) multiplied by four (4), then (z) divided by the Applicable Capitalization Rate, multiplied by and (b) without duplication (i) if such asset is owned by the Borrower, the Parent or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower or the Parent in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower’s or the Parent’s direct or indirect ownership in the Unconsolidated Entity owning such asset; provided, however, that (A) if any Income Producing Asset (for the purpose of clarity, other than any assets which qualify as New Acquisitions in accordance with their applicable cutoff dates) has been an Income Producing Asset for a period of less than four (4) calendar quarters, then such Income Producing Asset will be assigned a value which is the greater of (1) the value of such asset determined in accordance with clauses (a) and (b) above, and (2) the value of such asset determined in accordance with clauses (a) and (b) of the definition of “Value of Non-Income Producing Assets”; and (B) notwithstanding anything in this Agreement to the contrary, each New Acquisition, in each case, shall be assigned a value which is the greater of (i) the value of such asset determined in accordance with clauses (a) and (b) above and (ii) the value of such asset determined in accordance with clauses (a) and (b) of the definition of “Value of Non-Income Producing Assets”, for all dates prior to the applicable New Acquisition Cutoff Date; provided that, at any time the Borrower may deliver to the Administrative Agent written notice of the Borrower’s election to have the provisions of this clause (B) no longer apply to any specified New Acquisition, in which event such specified New Acquisition shall be assigned a value as otherwise determined pursuant to this Agreement at all times thereafter (without regard to the other terms of this clause (B)).
“Value of Liquid Assets” means, as of any date, the sum of (a) the amount of cash included in Liquid Assets, plus (b) an amount equal to (i) the market value of any marketable securities included in Liquid Assets, less (ii) to the extent not included in Total Debt, any margin indebtedness with respect thereto, plus (c) the book value of notes receivable secured by a mortgage instrument with a valid and enforceable first (1st) priority mortgage lien on a fee or leasehold interest held by the debtor in the applicable real estate assets and included in Liquid Assets (where the fair market value of such real estate assets is greater than or equal to 110% of the amount of indebtedness secured thereby); provided that, with respect to each asset and without duplication, the respective amounts used in calculating clauses (a), (b) and (c) above shall be multiplied by (1) if such asset is owned by the Borrower, the Parent or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower or the Parent in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (2) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower’s or the Parent’s direct or indirect ownership in the Unconsolidated Entity owning such asset.
“Value of Non-Income Producing Assets” means on any calculation date, the aggregate value of all Non-Income Producing Assets existing as of such date, where the value of each such Non-Income Producing Asset is equal to the product of (a) the cost of such asset, less any applicable impairment charges or other writedowns, reported through the date of the most recent financial statements of the Borrower, the Parent and its Consolidated Entities in accordance with GAAP, times (b) and without duplication (i) if such asset is owned by the Borrower, the Parent or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower or the Parent in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), or (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower’s or the Parent’s direct or indirect ownership in the Unconsolidated Entity owning such asset.
“Wholly-Owned” means (i) with respect to the ownership by any Person of any real property, that 100% of the ownership of such real property is held, directly or indirectly, by such Person, and (ii) with respect to the ownership by any Person (“Person A”) of any Capital Stock of any other Person (“Person B”), that 100% of the Capital Stock of such Person B is held, directly or indirectly, by such Person A.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(d)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
(f)Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrower and each of its Wholly-Owned Subsidiaries shall be deemed to be Wholly-Owned Subsidiaries of the Parent.

1.03Accounting Terms.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP (except as provided in this Agreement with respect to Investment Entities) applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, the treatment of leases under GAAP as of January 22, 2018 will be maintained for all purposes under this Agreement for all existing and new leases after January 22, 2018.
1.04Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one (1) place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
1.06Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time.
1.07Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.08Consolidation; Amendment and Restatement. In order to facilitate the consolidation of outstanding loans and the amendment and restatement contemplated by this Agreement and otherwise to effectuate the desires of the Loan Parties, the Administrative Agent and the Lenders agree as follows:

(a)As of the Closing Date immediately prior to the assignments, consolidations, modifications and payoffs contemplated by Sections 1.08(b) and 1.08(c), the allocation of the Existing Lenders’ respective shares of the outstanding principal amount of the Existing Term Loan, in each case, shall be as set forth on Schedule 1.08.
(b)Simultaneously with the Closing Date, but immediately prior to giving effect to Section 1.08(c), the initial Commitment of each of the Lenders shall be as set forth on Schedule 1.08, the outstanding amount of the Loans (as defined in the Existing Loan Agreement, without giving effect to any Borrowings of Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Loan Agreement) under the Existing Loan Agreement but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived).
(c)(i)    On the Closing Date:
(A)the outstanding Consolidated Loans shall be consolidated, together with advances in an amount equal to the Closing Date Funded Term Loan Amount to the Borrower under the Facility on the Closing Date (the “Closing Date Funded Term Loan”), into the Term Loan with an initial outstanding principal amount equal to the amount of the Commitments as of the Closing Date; and
(B)the commitments to make the Consolidated Loans shall be consolidated into, and the aggregate amount of such commitments changed to, the Commitments; and
so that after giving effect to the assignments, consolidations, modifications and repayments, if any, contemplated by Section 1.08(b) and this Section 1.08(c), the resulting allocations of the Commitments on the Closing Date shall be as set forth on Schedule 2.01(a), with the Outstanding Amount of the Loan as registered by the Administrative Agent pursuant to the administration of this Agreement.
(i)On the Closing Date:
(A)the respective Interest Periods of outstanding Consolidated Loans described in clause (i) above shall continue and not terminate; but
(B)the Borrower shall pay to each respective Existing Lender all interest and fees accrued as of the Closing Date with respect to such Existing Lender pursuant to the Existing Loan Agreement (immediately prior to the assignments contemplated by Section 1.08(b)); and
(C)the Closing Date Funded Term Loan shall bear interest in accordance with Section 2.02(a).
(d)The parties hereby consent to all reallocations and assignments of commitments relating to the Existing Term Loan effected pursuant to Sections 1.08(b) and 1.08(c) and, subject to Article IV hereof, waive any requirement for any other document or instrument, including any assignment under the Existing Loan Agreement or Assignment and Assumption hereunder, necessary to give effect to any reallocation or assignment, which shall be deemed effective as if such reallocation or assignment were evidenced by applicable assignments under the Existing Loan Agreement or Assignments and Assumptions hereunder. On the Closing Date the Lenders shall make full cash settlement with each other (through the Administrative Agent), as the Administrative Agent may direct or approve, with respect to all assignments and reallocations in commitments as reflected in this Section 1.08 such that after giving effect to such settlements and the repayments, if any, described in clause (c)(i) above, each Lender’s Pro Rata Share of the Commitments shall equal (with customary rounding) its Pro Rata Share of the Outstanding Amount of the Loan.
(e)The Borrower, the Parent, the other Loan Parties, the Administrative Agent, and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Loan Agreement which in any manner govern or evidence the obligations arising hereunder, the rights and interests of the Administrative Agent and the Lenders (under the Existing Loan Agreement) and any terms, conditions or matters related to any thereof, shall be amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Loan Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.
(f)Notwithstanding this amendment and restatement of the Existing Loan Agreement, including anything in this Section 1.08, and of any related “Loan Document” (as such term is defined in the Existing Loan Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), this Agreement is given as (and, on the Closing Date shall constitute) a substitution of the Existing Loan Agreement, and neither the execution and delivery of this Agreement nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Loan Agreement or of any of the other Existing Loan Documents or any obligations thereunder.
II.THE COMMITMENTS AND CREDIT EXTENSIONS.
2.01Loans.
(a)Subject to the terms and conditions set forth herein, on the Closing Date, each Lender severally agrees to make loans in Dollars (each such loan, a “Loan” or “Term Loan”) to the Borrower ~~and/or the Co-Borrower identified by Borrower in a Loan Notice~~, on the Closing Date, in an aggregate principal amount of $350,000,000 (each such Lender’s loan not to exceed at any time the amount of such Lender’s Commitment) as follows:
(i)the Consolidated Loans shall be consolidated into, and shall constitute a part of, the Term Loan hereunder; and
(ii)each Lender agrees to advance to the Borrowers its Pro Rata Share of the Closing Date Funded Term Loan, such that after giving effect to the consolidation in clause (i) and the advances in this clause (ii), the outstanding principal amount of the Term Loan shall be equal to the aggregate amount of the Aggregate Commitments as of the Closing Date; and each Lender shall be deemed to have made its Pro Rata Share of the Term Loan.
(b)Repayment; Maturity. No amount of the Loan may be reborrowed once any portion of the Loan is repaid. The Loan shall mature and shall be due and payable by the Borrower ~~and the Co-Borrowers~~ in full on the Maturity Date.
2.02Borrowings, Conversions and Continuations of Loans.
(a)(i)    Each Borrowing, each conversion of Loans from one (1) Type to the other, and each continuation of Term SOFR Rate Loans shall be made upon irrevocable notice from the Borrower ~~(on its own behalf or on behalf of the applicable Co-Borrower)~~ to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. The Loan Notice must be received by the Administrative Agent (I) on the date of the request for any Borrowing or conversion of Daily SOFR Rate Loans or Base Rate Loans, provided, that, for a request of Daily SOFR Rate Loans or Base Rate Loans, such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m., otherwise, such Loan Notice shall be deemed to be a request for a Daily SOFR Rate Loan or Base Rate Loan on the next Business Day, and (II) not later than 11:00 a.m. two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Rate Loans or conversion of Term SOFR Rate Loans to Daily SOFR Rate Loans or Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Rate Loans or Daily SOFR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (v) whether the Borrower ~~or a Co-Borrower~~ is requesting a Borrowing, a conversion of Loans from one (1) Type to the other, or a continuation of Term SOFR Rate Loans, (w) the requested date of the applicable Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (x) the principal amount of Loans to be borrowed, converted or continued, (y) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (z) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Daily SOFR Rate Loans. Any such automatic conversion to Daily SOFR Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loans. If the Borrower requests a Term SOFR Rate Loan, or a conversion to, or continuation of Term SOFR Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(i)Reserved.
(b)(i)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Daily SOFR Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than: (A) 12:00 p.m., Eastern time, on the Business Day specified in the applicable Loan Notice for notices related to Term SOFR Rate Loans; (B) 3:00 p.m., Eastern time, on the Business Day specified in the applicable Loan Notice for notices related to Base Rate Loans; or (C) 3:00 p.m., Eastern time, on the Business Day specified in the applicable Loan Notice for notices related to Daily SOFR Rate Loans. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower ~~or the applicable Co-Borrower~~ in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower ~~or the applicable Co-Borrower~~ on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower ~~(on its own behalf or on behalf of the applicable Co-Borrower)~~.
(c)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Rate Loans upon determination of such interest rate.
(d)Without limitation of any other conditions herein, a Borrowing or continuation of, or conversion to, Term SOFR Rate Loans shall not be permitted if:
(i)an Event of Default or a Default has occurred and is continuing and has not been waived by Required Lenders or all Lenders, as applicable;
(ii)the requested Borrowing or continuation of or conversion to Term SOFR Rate Loans would cause more than seven (7) Interest Periods to be in effect at any one time for Term SOFR Rate Loans, after giving effect to all Term SOFR Rate Loans, all conversions of Loans from one Type to another, and all continuations of Loans as the same Type;
(iii)the amount of Term SOFR Rate Loans requested in the request for Borrowing or continuation of or conversion to Term SOFR Rate Loans is not in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof;
(iv)the requested interest period does not conform to the definition of Interest Period herein; or
(v)any of the circumstances referred to in Section ~~3.03~~3.03 shall apply with respect to the requested Borrowing or continuation of, or conversion to, Term SOFR Rate Loans.
~~(e) Any Loan Notice identifying a Co-Borrower as the party to whom the applicable Loan should be directed may designate such Co-Borrower as the “primary obligor” with respect to such Loan and amounts payable with respect thereto. Such designation, however, shall not prevent the Borrower, each other Co-Borrower and each Guarantor hereunder from remaining liable for the full and final repayment of such Loan and such other amounts and for the full and final repayment of the Obligations as required pursuant to the terms hereof and the Borrower, each Co-Borrower and each Guarantor hereby acknowledges and agrees that each of them shall be and shall remain liable for the full and final repayment of each Loan, as applicable, made pursuant to the terms hereof in accordance with this Agreement, regardless of the party to whom such Loan is funded and regardless of whether a specific party is designated as the “primary obligor” with respect thereto. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.~~
2.03Reserved.
2.04Reserved.
2.05Prepayments. The Borrower ~~(on its own behalf or on behalf of the applicable Co-Borrower(s)) or the applicable Co-Borrower~~ may, upon written notice to the Administrative Agent, at any time or from time to time (A) voluntarily prepay Base Rate Loans in whole or in part without premium or penalty, (B) voluntarily prepay Daily SOFR Rate Loans in whole or in part without premium or penalty and (C) voluntarily prepay Term SOFR Rate Loans in whole or in part on the last day of the applicable Interest Period without premium or penalty; provided that (1) such notice must be in a form reasonably acceptable to the Administrative Agent (which, subject to Section ~~3.05~~3.05, may be conditioned upon closing of another transaction or the occurrence of another event) and be received by the Administrative Agent not later than 1:00 p.m. (A) two (2) Business Days prior to any date of prepayment of any Term SOFR Rate Loans, (B) one (1) Business Day prior to any date of prepayment of any Daily SOFR Rate Loans and (C) on the date of prepayment of Base Rate Loans; (2) any prepayment of Term SOFR Rate Loans or Daily SOFR Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Rate Loan, any additional amounts required pursuant to Section ~~3.05~~3.05. Subject to Section ~~2.17~~2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Share.
2.06Increase in Term Loans; Accordion Option.
(a)Request for Accordion Increase. Following the Closing Date and subject to the conditions of this Section 2.06, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request that additional Loans (the “Additional Term Loans”) in an aggregate principal amount (for all such requests) not in excess of $250,000,000 be made under this Agreement; provided that any such request for an increase shall be in a minimum amount of $25,000,000.00 and in increments of $5,000,000.00 in excess thereof (or, if less, the entire remaining unused portion of the accordion increase). For the avoidance of doubt, no consent of any Lender shall be required for such increase (other than the consent of a Lender making Additional Term Loans pursuant to this Section 2.06). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders) and the Borrower may also invite prospective lenders to respond.
(b)Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to make Additional Term Loans and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Each prospective lender shall notify the Administrative Agent within such time period whether or not it agrees to fund any portion of the requested Additional Term Loans and, if so, by what amount. Any prospective lender not responding within such time period shall be deemed to have declined to fund any portion of the Additional Term Loans.
(c)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ and prospective lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase under this Section 2.06, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent, the Borrower and their respective counsel (the “Increase Joinder”). If any prospective lender agrees to fund any portion of the requested Additional Term Loans (an “Additional Lender”), such Additional Lender shall become a Lender hereunder pursuant to an Increase Joinder, provided that such Additional Lender shall have been approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).
(d)Effective Date and Allocations. In the event that the request for the Additional Term Loans is granted in accordance with this Section 2.06, the Administrative Agent and the Borrower shall determine the effective date (the “Accordion Increase Effective Date”) and the final allocation of such Additional Term Loans. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Additional Term Loans and the Accordion Increase Effective Date.
(e)Conditions to Effectiveness of Increase. As a condition precedent to any such increase, the Borrower shall (A) pay (I) to the Arrangers, the Accordion Arrangement Fees (as defined in the Fee Letters) required by the Fee Letters in connection with such increase in the Facility, (II) to the Administrative Agent for the account of the Lenders participating in the increase of the Facility, upfront fees in amounts mutually agreeable to the Administrative Agent, the Syndication Agent, such Lenders and the Borrower, (III) all reasonable costs and expenses (including Attorney Costs) incurred by the Administrative Agent in documenting or implementing such increase regardless of whether the Arrangers are able to syndicate the amount of the requested increase, and (IV) all “breakage” charges associated with reallocation of outstanding Loans pursuant to the funding of the Additional Term Loans; provided, however, that the Borrower shall not pay any fees for increased amounts until such time as the increase occurs; (B) deliver to the Administrative Agent a certificate of each Loan Party dated as of the Accordion

Increase Effective Date signed by a Responsible Officer of or on behalf of such Loan Party (I) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (II) in the case of the Borrower, certifying that, before and after giving effect to such increase and the use of the proceeds thereof, (x) the Loan Parties shall be in compliance, on a pro forma basis, with Sections 7.03 and 7.11, (y) the representations and warranties contained in Article V and the other Loan Documents are true and correct, in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects), on and as of the Accordion Increase Effective Date, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects), as of such earlier date, and except that for purposes of this Section 2.06, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (z) no Default or Event of Default exists as of the Accordion Increase Effective Date; and (C) at least three (3) days prior to such increase, cause any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation to deliver, to each Additional Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(f)Terms of New Loans. The terms and provisions of Additional Term Loans shall be, except as otherwise provided in the Increase Joinder, identical to the Loans, it being understood that the Applicable Rate for Additional Term Loans shall be determined by the Borrower and the Lenders of the Additional Term Loans.
(g)Conflicting Provisions. This Section 2.06 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
(h)General. The Administrative Agent will promptly notify the Lenders of any such notice of increase, termination or reduction of the Facility. To the extent the Facility is increased, all Lenders (including both previously-existing and new Lenders) may request new Notes reflecting their respective Pro Rata Share of the Facility and new Lenders shall, to the extent necessary to cause the outstanding principal amount of the Loans and other Obligations allocable to each Lender to equal each such Lender’s Pro Rata Share, fund Loans directly to the other Lenders, as directed by the Administrative Agent. Upon the request of any Lender made through the Administrative Agent, the Borrower ~~Parties~~ hereby ~~agree~~agrees to execute and deliver any new Notes requested pursuant to this Section 2.06 to evidence the Loans made by the Lenders (provided that any Notes being replaced are either returned, cancelled or marked as replaced ~~and any Notes delivered by the respective Co-Borrowers shall be held by the Administrative Agent pursuant to the terms of Section 2.11(a) hereof) and acknowledge, consent and agree~~) and acknowledges, consents and agrees to the funding by any new Lenders of Loans pursuant to the previous sentence for the purpose of causing the Outstanding Amount of such Loans to equal each Lender’s applicable Pro Rata Share. (i) Upon the request of any Lender, made at least ten (10) days prior to the Accordion Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least five (5) Business Days prior to the Accordion Increase Effective Date and (ii) at least five (5) Business Days prior to the Accordion Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

2.07Repayment of Loans.
(a)The Borrower ~~Parties~~ shall repay to the Administrative Agent for the benefit of the Lenders on the Maturity Date for the Facility, the aggregate principal amount of the Loans and Additional Term Loans outstanding on such date.
(b)Reserved.
(c)Reserved.
2.08Interest.
(a)(i)    Subject to the provisions of Section 2.08(b) below, (x) each Daily SOFR Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate for Term SOFR Rate Loans and Daily SOFR Rate Loans; (y) each Term SOFR Rate Loan for any Interest Period shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Rate Loans and Daily SOFR Rate Loans; and (z) each Base Rate Loan under the Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate for such Interest Period plus the Applicable Rate for Base Rate Loans.
(i)Reserved.
(b)(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws (until such time as such payment is made and all Events of Default existing under this Agreement are cured, at which point the Default Rate shall no longer be applied).
(i)If any amount (other than principal of any Loan) payable by ~~any~~the Borrower ~~Party~~ under any Loan Document is not paid by the date on which such failure to pay constitutes an Event of Default hereunder (whether as a result of the stated maturity of any Obligations, by acceleration or otherwise), then, unless otherwise agreed to by the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws (until such time as all Events of Default existing under this Agreement are cured, at which point the Default Rate shall no longer be applied).
(ii)Upon the request of the Required Lenders, while any Event of Default exists, the Borrower ~~Parties~~ shall pay interest on the principal amount of all outstanding Obligations hereunder from the date of such Event of Default at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws (until such time as all Events of Default existing under this Agreement are cured, at which point the Default Rate shall no longer be applied).
(iii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower ~~Parties~~ for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.08(a) and (b). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all amounts paid or due pursuant to Article III hereof and all fees provided for in Section 2.09 and all other agency fees, syndication fees, arrangement fees, amendment fees, upfront fees, commitment fees, facility fees, unused fee, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender or any other similar amounts or charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred by the Administrative Agent and/or the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Any use by ~~any~~the Borrower ~~Party~~ of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of ~~such~~the Borrower ~~Party~~. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
2.09Fees.
(a)Reserved.
(b)Fees. The Borrower shall, without duplication, pay to the Arrangers and the Administrative Agent the fees described in the Fee Letters in the amounts and at the times specified in the Fee Letters. Bank of America shall pay to the Lenders that portion of such fees paid to it by the Borrower that represent the upfront fees specified in the Fee Letters as being payable to such Lenders. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rates.
(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.
(b)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall within five (5) Business Days and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period (after giving credit to any confirmed overpayments for prior periods determined in such restatement). This clause (b) shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.08 or under Article VIII. The Borrower’s obligations under this clause (b) shall survive termination of the Commitments and the repayment of all other Obligations hereunder for a period of two (2) years from the date of termination of the Commitments and the repayment of all the Obligations hereunder.
2.11Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one (1) or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower ~~Parties~~ and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower ~~Parties~~ hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, ~~each of~~ the Borrower ~~Parties~~ shall execute and deliver to such Lender (through the Administrative Agent) a Note, ~~as applicable,~~ which shall evidence such Lender’s Loans in addition to such accounts or records~~; provided that the Lenders hereby agree that the Administrative Agent shall be permitted to hold for their benefit each Note executed and delivered by the Co-Borrowers hereunder except to the extent that a Lender has specifically requested in writing that any such Note be delivered to it~~. The Administrative Agent or each Lender (as applicable) may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)Reserved.
2.12Payments Generally.
(a)All payments to be made by ~~any of~~ the Borrower ~~Parties~~ shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by ~~any~~the Borrower ~~Party~~ hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m., Eastern time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., Eastern time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)If any payment to be made by ~~any~~the Borrower ~~Party~~ shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the ~~applicable~~ Borrower ~~Party(ies)~~ or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the ~~applicable~~ Borrower ~~Party(ies)~~ or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)with respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the

Administrative Agent has for any reason otherwise erroneously made such payment; then each Lender shall forthwith on demand repay to the Administrative Agent the Rescindable Amount of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to ~~any~~the Borrower ~~Party~~ to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower ~~Parties~~, and the Borrower ~~Parties~~ shall pay such amount to the Administrative Agent, together with interest thereon (including any applicable “breakage” charges related thereto) for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower ~~Parties~~ may have against any Lender as a result of any default by such Lender hereunder
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.
(d)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article ~~II~~II, and such funds are not made available to the Borrower ~~Parties~~ by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.
(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its applicable Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower ~~Parties~~ pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff (but subject to Section 10.08) and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14Maturity Dates.
(a)Maturity Date for Facility. Subject to the provisions of clause (c) of this Section 2.14, the Borrower ~~Parties~~ shall, on August 30, 2024 (such date, and as it may be extended pursuant to Section ~~2.16~~2.15, the “Maturity Date”), cause the Obligations (including, without limitation, all outstanding principal and interest on the Loans and all fees, costs and expenses due and owing under the Loan Documents) to be Fully Satisfied.
(b)Reserved.
(c)Satisfaction of Obligations Upon Acceleration. Notwithstanding anything contained herein or in any other agreement to the contrary, to the extent any of the Obligations are accelerated pursuant to the terms hereof (including, without limitation, Section 8.02), the Borrower ~~Parties~~ shall, immediately upon the occurrence of such acceleration, cause such accelerated Obligations to be Fully Satisfied.
~~2.15 Joint and Several Liability of Borrower Parties.~~
~~(a) Each of the Borrower Parties is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrower Parties and in consideration of the undertakings of each of the Borrower Parties to accept joint and several liability for the obligations of each of them under the Loan Documents.~~
~~(b) Each of the Borrower Parties jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower Parties with respect to the payment and performance of all of the Obligations as to which there is a Co-Borrower, it being the intention of the parties hereto that all of the Obligations as to which there is a Co-Borrower shall be the joint and several obligations of each of the Borrower Parties without preferences or distinction among them.~~
~~(c) If and to the extent that any of the Borrower Parties shall fail to make any payment with respect to any of the Obligations as to which there is a Co-Borrower hereunder as and when due after the expiration of all applicable grace or cure periods or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrower Parties will make such payment with respect to, or perform, such Obligation.~~

~~(d) The obligations of each Borrower Party under the provisions of this Section 2.15 constitute full recourse obligations of such Borrower Party, enforceable against it to the full extent of its properties and assets.~~
~~(e) Except as otherwise expressly provided herein, each Co-Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or any Lender under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Co-Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent and/or Lenders at any time or times in respect of any default by any Borrower Party in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent and/or Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower Party. Without limiting the generality of the foregoing, each Co-Borrower assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with any Applicable Law thereunder that might, but for the provisions of this Section 2.15, afford grounds for terminating, discharging or relieving such Co-Borrower, in whole or in part, from any of its obligations under this Section 2.15, it being the intention of each Co-Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Co-Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Co-Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower Party, the Administrative Agent or any Lender. The joint and several liability of the Borrower Parties hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower Party, the Administrative Agent or any Lender.~~
~~(f) The provisions of this Section 2.15 are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrower Parties as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any Lender first (1st) to marshal any of its claims or to exercise any of its rights against any of the other Borrower Parties or to exhaust any remedies available to it against any of the other Borrower Parties or to resort to any other source or means of obtaining payment of any of the Obligations, or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise indefeasibly Fully Satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent and/or Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrower Parties, or otherwise,~~

~~the provisions of this Section 2.15 will forthwith be reinstated and in effect as though such payment had not been made.~~
~~(g) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Borrower Party hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.~~
~~(h) The Borrower, each Co-Borrower and each Guarantor (as applicable) shall have a right of contribution against any Co-Borrower designated as a “primary obligor” with respect to any portion of the Obligations to the extent the Borrower, any such Co-Borrower or Guarantor pays any portion of such Obligations; provided that the Borrower, Co-Borrowers and Guarantors shall have no such right of contribution or any right of subrogation, indemnity or reimbursement against the applicable Co-Borrower for amounts paid in connection with this Section 2.15(h) until such time as all of the Obligations have been indefeasibly Fully Satisfied.~~
2.15~~2.16~~ Extension of Maturity Date.
(a)Requests for Extension. The Borrower may, on up to ~~four~~six (~~4~~6) successive occasions, by written notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than one hundred twenty (120) days and not later than sixty (60) days prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), extend the Maturity Date for an additional one hundred eighty (180) days from the then-current Existing Maturity Date (each such one hundred eighty (180)-day term, an “Extension Term”), in each case so long as no Default or Event of Default has occurred and is then continuing as of the date of such notice.
(b)Conditions to Effectiveness of Extensions. As a condition precedent to each such extension of the Maturity Date pursuant to the terms of this Section ~~2.16~~2.15:
(i)the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Existing Maturity Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (B) certifying that, before and after giving effect to such extension, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or in all respects in the case of a representation or warranty containing a materiality qualifier) on and as of the Existing Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects in the case of a representation or warranty containing a materiality qualifier) as of such earlier date, and except that for purposes of this Section ~~2.16~~2.15, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default or Event of Default then exists or would result therefrom; and
(ii)the Borrower shall deliver to the Administrative Agent, for the account of each Lender, the payment of a percentage of such Lender’s Pro Rata Share of the Outstanding Amount of Term Loans as of the Existing Maturity Date, equal to:
(A)for the first (1st)~~and~~, second (2nd), fifth (5th) and sixth (6th) such Extension Terms, 0.0625%; and

(B)for the third (3rd) and fourth (4th) such Extension Terms, 0.0750%;
(iii)(A) upon the request of any Lender, made at least ten (10) days prior to the Existing Maturity Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least five (5) days prior to the Existing Maturity Date and (B) at least five (5) days prior to the Existing Maturity Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party; and
(iv)no Default or Event of Default shall exist on the date of such extension or after giving effect thereto.
(c)Amendment. In connection with any extension of the Maturity Date, the Borrower, the Administrative Agent and each Lender may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension.
(d)Conflicting Provisions. This Section ~~2.16~~2.15 shall supersede any provisions in Section 10.01 to the contrary.
2.16~~2.17~~ Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of the Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable

Commitments hereunder without giving effect to Section ~~2.17(a)(iv)~~2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section ~~2.17(a)(ii)~~2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender and to the extent allocated to the repayment of principal shall not be considered outstanding under this Agreement, and each Lender irrevocably consents hereto. Nothing in this Section ~~2.17(a)(ii)~~2.16(a)(ii) shall be deemed to be a waiver of any rights of Borrower against a Defaulting Lender.
(iii)Certain Fees.
(A)Each Defaulting Lender shall be entitled to receive fees payable under Section 2.09(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of the outstanding principal amount of the Loans funded by it.
(B)Reserved.
(C)Reserved.
(iv)Reserved.
(v)Reserved.
(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares with respect to the Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
~~2.18 Appointment of Borrower as Agent for Borrower Parties. Each Borrower Party hereby appoints the Borrower to act as its exclusive agent for all purposes under this Agreement and the other Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of loans as described in Articles II and III hereof). Each Borrower Party (in such capacity) acknowledges and agrees that (a) the Borrower may execute such documents on behalf of all the Borrower Parties as the Borrower deems appropriate in its sole discretion and each Borrower Party (in such capacity) shall be bound by and obligated by all of the terms of any such document executed by the Borrower on its behalf, (b) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to the Borrower shall be deemed to have been delivered to each Borrower Party and (c) the Administrative Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower on behalf of the Borrower Parties (or any of them). Except as noted herein with respect to requests for Borrowings or the making of payments, the Borrower Parties must act through the Borrower for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein (except as noted herein with respect to requests for Borrowings or the making of payments), to the extent any provision in this Agreement requires any Borrower Party to interact in any manner with the Administrative Agent or the Lenders (other than~~

~~through such Borrower Party’s execution and delivery of certain documents, agreements or instruments), such Borrower Party shall do so through the Borrower.~~
2.17~~2.19~~ Tax Driven Lease Transactions. Subject to the Loan Parties’ compliance with Section 7.14 of this Agreement, the Lenders agree that, for so long as any real property asset of the Combined Parties is subject to a Tax Driven Lease Transaction, such property shall be treated as being owned in fee (despite that the ownership interest is a leasehold interest) by the applicable Combined Parties for all purposes under this Agreement; provided, however, that, in any calculations under this Agreement related to a Tax Driven Lease Transaction asset owned by a Combined Party that is not Wholly-Owned by the Parent, such calculations shall only give credit for the share of such Tax Driven Lease Transaction asset owned by the Parent, the Borrower or other Combined Parties. Furthermore, for so long as net cash received (whether in the form of interest on bonds or otherwise) in connection with any Tax Driven Lease Transaction equals the net cash paid (whether in the form of rent or otherwise) under the applicable Tax Driven Lease Transaction Documents, such amounts shall be disregarded for purposes of calculating the Consolidated Fixed Charge Coverage Ratio.
III.TAXES, YIELD PROTECTION AND ILLEGALITY.
3.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If an Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Laws, or at the option of the Administrative Agent if the Administrative Agent has made payment thereof, timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Borrower. Each of the Loan Parties shall, indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, on the Closing Date and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B)and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting and document requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement, and for purposes of this Section 3.01, “Laws” shall include FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the date of this Agreement, the Borrower and the Lenders shall treat this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than any penalties, interest or other charges that are due to the gross negligence or willful misconduct of the Recipient requiring such payment as determined in a final, nonappealable judgment by a court of competent jurisdiction) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(i)Survival. Subject to Section 3.05, each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR, or Daily Simple SOFR, or to determine or charge interest rates based upon SOFR, Term SOFR or Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue either Term SOFR Rate Loans or Daily SOFR Rate Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), at the Borrower’s option, either prepay or, if applicable, convert all Term SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Rate Loans, (ii) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), immediately at the Borrower’s option, either prepay or, if applicable, convert all Daily SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), and (iii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower ~~Parties~~ shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section ~~3.05~~3.05.
3.03Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Rate Loan, or Daily SOFR Rate Loan, or a conversion of Daily SOFR Rate Loans to Term SOFR Rate Loans or a continuation of any of such advances, as applicable, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred, or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR in connection with an existing or proposed Daily SOFR Rate Loan, or (b) the Administrative Agent or Required Lenders determine that for any reason that Term SOFR for any requested Interest Period or Daily Simple SOFR with respect to a proposed advance does not adequately and fairly reflect the cost to such Lenders of funding such advance, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Rate Loans, Daily SOFR Rate Loans, or to convert Daily SOFR Rate Loans to Term SOFR Rate Loans, shall be suspended (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in Section 3.03(b), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) the Borrower may revoke any pending request for a borrowing of, or conversion to, or continuation of Term SOFR Rate Loans or Daily SOFR Rate Loans (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein, (2) any outstanding Term SOFR Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period, and (3) any outstanding Daily SOFR Rate Loans shall immediately be deemed to have been converted to Base Rate Loans.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month and six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(c)(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to Daily Simple SOFR or the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR, Daily Simple SOFR, and/or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all the Lenders and the Borrower unless, prior to such time, the Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0.0%), the Successor Rate will be deemed to be zero percent (0.0%) for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
3.04Increased Cost; Reduced Return; Capital Adequacy; Reserves.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense affecting this Agreement or any Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) then, upon request of such Lender, the Borrower will (within fifteen (15) days of its receipt of any such request) pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will (within fifteen (15) days of its receipt of a request from a Lender) pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder, an explanation thereof and reasonable supporting information or evidence with respect thereto shall be conclusive in the absence of manifest error so long as such requests for compensation are made within ninety (90) days of incurrence. Any Person seeking compensation under this Article III shall, in connection with any such claim, provide both the Administrative Agent and the Borrower with a copy of the certificate and supporting information/evidence referenced in the previous sentence. In determining the compensation amount claimed, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses. Within fifteen (15) days of demand by any Lender (with a copy to the Administrative Agent) from time to time, the Borrower ~~Parties~~ shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(b)any failure by the Borrower ~~Parties~~ (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a Term SOFR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.15;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower ~~Parties~~ shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a) in a way that eliminates the additional cost, the Borrower may replace such Lender in accordance with Section 10.15.
3.07Survival. All of the Borrower’s ~~and the Borrower Parties’~~ obligations under this Article III shall survive for a period of ninety (90) days following the date on which such obligations arise and shall, to the extent such ninety (90) day period has not run prior to the termination of the Commitments and repayment of all other Obligations hereunder, survive such termination of the Commitments and repayment of all other Obligations hereunder for the remainder of such ninety (90) day period.
IV.CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.
4.01Conditions of Initial Credit Extension. The occurrence of the Closing Date, the initial effectiveness of this Agreement and obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, (or such Loan Party’s sole or managing member, manager, development manager, general partner, or other comparable constituent entity), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(ii)a Note executed by the Borrower in favor of each Lender requesting a Note;
(iii)such Organization Documents and other certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of each Loan Party (or such Loan Party’s sole or managing member, manager, development manager, general partner, or other comparable constituent entity) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is validly existing, in good standing and qualified to engage in business in the jurisdiction of its incorporation or organization;
(v)the favorable opinions of King & Spalding LLP, counsel to the Loan Parties, and local counsel to the Loan Parties, acceptable to the Administrative Agent addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent, covering enforceability of the Loan Documents and other customary matters to be agreed upon;
(vi)a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the calculation of the Consolidated Leverage Ratio as of March 31, 2021;
(vii)a duly completed Compliance Certificate as of March 31, 2021, signed by a Responsible Officer of the Parent; and
(viii)such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.
(b)Any fees required to be paid to the Administrative Agent, the Arrangers or any other Lender (whether pursuant to the Fee Letters or otherwise) on or before the Closing Date shall have been paid.
(c)Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs of the Administrative Agent as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(d)The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any other document furnished at any time under this Agreement, shall be true and correct in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects) on and as of the Closing Date.
(e)No Default or Event of Default shall exist and be continuing as of the Closing Date.
(f)There shall not have occurred a material adverse change since December 31, 2020 in the business, assets, liabilities (actual or contingent), operations or financial condition of the Borrower, the Parent and the Consolidated Entities taken as a whole.
(g)There shall not exist any action, suit, investigation, or proceeding, pending or threatened, in any court or before any arbitrator or Governmental Authority that purports to affect the Borrower, the Parent, the Consolidated Entities or any transaction contemplated hereby, or that would reasonably be expected to have a Material Adverse Effect.
(h)The Borrower, the Parent and the Consolidated Entities shall be in compliance with all existing financial obligations and Contractual Obligations, the failure to comply with which would reasonably be expected to have a Material Adverse Effect.
(i)The Lenders shall have received, at least five (5) Business Days prior to the Closing Date (to the extent requested in writing at least ten (10) days prior to the Closing Date) (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money-laundering rules and regulations, including the Act and (ii) pursuant to the requirements of the Beneficial Ownership Regulation, a Beneficial Ownership Certification.
(j)The Loan Documents must not violate any provision of Applicable Laws, constitutive documents, orders of any Governmental Authority, the provisions of any material agreement to which any Loan Party may be subject or result in the creation or imposition of any Lien on the assets or property of any Loan Party.
The occurrence of the Closing Date shall be confirmed by electronic mail or a written notice from the Administrative Agent to the Borrower on the Closing Date, and shall be conclusive evidence that the

Administrative Agent and the Lenders have closed the Agreement as of such date. It is acknowledged and agreed by all parties hereto that the Closing Date occurred on June 28, 2021.
4.02Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under this Agreement, shall be true and correct in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)No Default or Event of Default shall exist, or would result from such proposed Credit Extension.
(c)The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
~~(d) Any Co-Borrower requesting to receive such Credit Extension that has not previously executed and delivered a Co-Borrower Joinder Agreement, or that has previously been released as a Co-Borrower pursuant to Section 6.12 hereof, shall have executed and delivered a Co-Borrower Joinder Agreement, such other documents, instruments and agreements as may be reasonably required by Administrative Agent to evidence such Co-Borrower’s obligations hereunder in respect of the Facility, and such Notes as may be requested by the Lenders.~~
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a)~~,~~ and (b) ~~and (d)~~ have been satisfied on and as of the date of the applicable Credit Extension.
V.REPRESENTATIONS AND WARRANTIES. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and the Lenders that:
5.01Existence, Qualification and Power; Compliance with Laws. The Borrower, the Parent and each Consolidated Entity (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents (if any) to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien (other than a Permitted Lien (excluding, for the purposes of this Section 5.02, any Permitted Lien under clause (i) of the definition thereof)) under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any

Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law.
5.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except the filing of this Agreement with the Securities and Exchange Commission.
5.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) that enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.
5.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in accordance with GAAP the financial condition of the Parent and the Consolidated Parties (including the Consolidated Entities’ interest in the Unconsolidated Entities) as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the applicable parties as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness as required by GAAP.
(b)With respect to every calendar quarter which ends subsequent to the Closing Date, the unaudited consolidated balance sheets of the Parent and the Consolidated Parties (including the Consolidated Entities’ interest in the Unconsolidated Entities) dated as of the end of the most recently ended calendar quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the most recently ended calendar quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in accordance with GAAP the financial condition of the parties identified therein as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
5.06Litigation
. Except as specifically disclosed on Schedule 5.06 (as amended by any Compliance Certificate or Request for Credit Extension containing supplemental information thereto), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, that are not covered by insurance and, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

5.07No Default. Neither the Borrower, the Parent nor any Consolidated Entity is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08Ownership of Property; Liens. The Borrower, the Parent and each Consolidated Entity has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower, the Parent and the Consolidated Entities is subject to no Liens, other than Liens permitted by Section 7.01.
5.09Environmental Compliance
. The Borrower, the Parent and each Consolidated Entity conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that, except as specifically disclosed on Schedule 5.09 (as amended by any Compliance Certificate or Request for Credit Extension containing supplemental information thereto), such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10Insurance. The properties of the Borrower, the Parent and each Consolidated Entity are insured with financially sound and reputable ~~insurance companies that are not the Borrower, the Parent, any Subsidiary of the Borrower or the Parent, any Consolidated Entity, any Unconsolidated Entity or any Investment Entity, in such amounts, with such deductibles and covering such risks as are customarily carried by companies~~insurers in accordance with the general practices of businesses engaged in similar ~~businesses and owning similar properties in localities where the Borrower, the Parent or the applicable Consolidated Entity operates.~~activities in similar geographic areas and in amounts containing such terms, in such forms and for such periods as may be reasonable and prudent, unless any failure to do so is not likely to result in a Material Adverse Effect.
5.11Taxes. The Borrower, the Parent and each Consolidated Entity have filed all Federal, state and other material tax returns and reports required to be filed unless an extension has been obtained, and have paid all Federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the best of Borrower’s knowledge and belief, there is no proposed tax assessment against the Borrower, the Parent or any Consolidated Entity that would, if made, have a Material Adverse Effect.
5.12ERISA Compliance.
(a)Except as set forth on Schedule 5.12, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower, the Parent and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower, the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower, the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower, the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
(d)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Borrower, the Parent nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 5.12 and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.
(e)The Borrower, the Parent and the Consolidated Entities are not and will not be using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one (1) or more Benefit Plans in connection with the Loans or the Commitments.
5.13Consolidated Entities; REIT Status
. As of the First Amendment Effective Date and as of the date of the last Compliance Certificate delivered pursuant to the terms of this Agreement, the Parent had no Consolidated Entities other than those specifically disclosed in Part (a) of Schedule 5.13 and had no material equity investments in any other Unconsolidated Entity or Investment Entity other than those specifically disclosed in Part (b) of Schedule 5.13 (as amended by any Compliance Certificate containing supplemental information thereto). The Parent qualifies as a REIT.
5.14Margin Regulations; Investment Company Act~~; Public Utility Holding Company Act~~.
(a)The Borrower ~~Parties are~~is not engaged and will not engage, principally or as one (1) of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.
(b)~~None of~~Neither the Parent, the Borrower ~~Parties~~, nor any Person Controlling ~~any of~~the Parent, the Borrower ~~Parties~~, ~~or~~nor any Consolidated Entity is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15Disclosure.
(a)Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) as of the date thereof contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and taken as a whole, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b)As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.16Compliance with Laws. The Borrower, the Parent and each Consolidated Entity is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.17Intellectual Property; Licenses, Etc
. The Borrower, the Parent and each Consolidated Entity owns, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except where such failure would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now used, or now contemplated to be used, by the Borrower, the Parent or any Consolidated Entity infringes, misappropriates or otherwise violates upon any rights held by any other Person except where such failure would not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed on Schedule 5.17 (as amended by any Compliance Certificate or Request for Credit Extension containing supplemental information thereto), no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there has been no unauthorized use, access, interruption, modification, corruption or malfunction of any information technology assets or systems (or any information or transactions stored or contained therein or transmitted thereby) owned or used by any Loan Party, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.18Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
5.19Burdensome Agreements. No Loan Party is a party to any Negative Pledge that is prohibited under Section 7.09.
5.20OFAC. Neither the Borrower, the Parent nor any of the Parent’s Subsidiaries is, nor, to the knowledge of the Borrower, the Parent and the Parent’s Subsidiaries, is any director, officer, employee, agent, affiliate or representative thereof, an individual or entity that is, or is owned or controlled by one (1) or more individuals or entities that is/are (i) currently the subject or target of any Sanctions or (ii) included on OFAC’s List of Specifically Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower, the Parent and their respective Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. No Loans or other transaction contemplated hereby violates any applicable Sanctions.
5.21Anti-Corruption, Anti-Money Laundering and Anti-Terrorism Laws. The Borrower, the Parent and the Parent’s Subsidiaries are, and to the knowledge of the Borrower, the Parent and the Parent’s Subsidiaries each of their directors, officers, employees, agents, affiliates and representatives is, in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.22Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
5.23Covered Entities. No Loan Party is a Covered Entity.
5.24Outbound Investment Rules. Neither the Parent nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Parent nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any of the Parent or its Subsidiaries was a U.S. Person or (c) any other activity that would cause Administrative Agent and/or Lenders to be in violation of the Outbound Investment Rules or cause Administrative Agent and/or Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
VI.AFFIRMATIVE COVENANTS. So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Consolidated Entity to:
6.01Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)as soon as available, but in any event within ninety (90) days after the end of each calendar year of the Parent (commencing with the calendar year ending December 31, 2021), a consolidated balance sheet of the Parent and its Consolidated Entities as at the end of such calendar year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar year, setting forth in each case in comparative form the figures for the previous calendar year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant or accounting firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception, assumption or explanatory language or any qualification, exception, assumption or explanatory language as to the scope of such audit; and
(b)as soon as available, but in any event within forty-five (45) days after the end of each of the first (1st) three (3) calendar quarters of each calendar year of the Parent (commencing with the calendar quarter ending June 30, 2021), a consolidated balance sheet of the Parent and its Consolidated Entities as at the end of such calendar quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar quarter and for the portion of the Parent’s calendar year then ended, setting forth in each case in comparative form the figures for the corresponding calendar quarter of the previous calendar year and the corresponding portion of the previous calendar year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Consolidated Entities in accordance with GAAP as of the date thereof, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02, the Parent shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02Certificates; Other Information. Deliver to the Administrative Agent:
(a)concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;
(b)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent;
(c)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent or any Consolidated Entity, or any audit of any of them;
(d)promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Parent, and copies of all annual, regular, or material periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act (as defined in Section 10.19) and the Beneficial Ownership Regulation; and
(f)promptly, such additional data, certificates, reports, statements, documents or other information regarding the business, assets, liabilities, financial or corporate affairs, projected financial performance, operations or other matters pertaining to the Parent or any Consolidated Entity, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower or the Parent hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar, or another substantially similar electronic transmission system that is approved by the Borrower, such approval not to be unreasonably withheld, conditioned or delayed (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower, the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. The Borrower and the Parent hereby agree that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials that are to be made available to the Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first (1st) page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower and the Parent shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, the Parent or its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Borrower and the Parent shall be under no obligation to mark any Borrower Materials “PUBLIC”.
6.03Notices. Promptly notify the Administrative Agent and each Lender after a Responsible Officer of the Borrower or the Parent becomes aware thereof:
(a)of the occurrence of any Default and the nature thereof;
(b)of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower, the Parent or any Consolidated Entity; (ii) any dispute, litigation, investigation, proceeding or suspension involving the Borrower, the Parent or any Consolidated Entity and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, the Parent or any Consolidated Entity, including pursuant to any applicable Environmental Laws;
(c)of the occurrence of any ERISA Event; and
(d)of any material change in accounting policies or financial reporting practices by the Borrower, the Parent or any Consolidated Entity.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Parent or the Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Parties have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all material provisions of this Agreement and any other Loan Document that have been breached.
6.04Payment of Obligations; File Tax Returns. (a) Pay and discharge as the same shall become due and payable (i) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the Borrower, the Parent or such Consolidated Entity; and (ii) all lawful material claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property, provided, however, such lawful claims may be contested in good faith in appropriate proceedings and as to which adequate reserves in accordance with GAAP shall have been established, but only so long as enforcement of any such claim has been stayed and so long as such proceedings could not subject any Lender to any civil or criminal penalty or liability; and (b) timely file (after giving effect to any applicable permitted extensions) all material tax returns required to be filed.
6.05Preservation of Existence, Etc. (a) Except to the extent failure to do the same is not likely to result in a Material Adverse Effect: (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks and (b) cause the Parent to, at all times during the term hereof, maintain its status as an Internal Revenue Service-qualified REIT.
6.06Maintenance of Properties. Except to the extent failure to do the same is not likely to result in a Material Adverse Effect: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use at least the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07Maintenance of Insurance. Maintain with financially sound and reputable ~~insurance companies (provided that such companies shall not, in any case, be the Borrower, the Parent, any Subsidiary of the Parent, any Consolidated Entity, any Unconsolidated Entity or any Investment Entity),~~insurers insurance with respect to its properties and business against loss or damage ~~of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.~~as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, except to the extent failure to do so is not likely to result in a Material Adverse Effect.
6.08Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.09Books and Records.
(a)Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower, the Parent or such Consolidated Entity, as the case may be; and
(b)maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower, the Parent or such Consolidated Entity, as the case may be.
6.10Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that neither the Administrative Agent nor any Lender shall take any action which would result in the interference with any tenant’s right to quiet enjoyment of the property subject to any lease during the term thereof; provided, further, that the Administrative Agent and each Lender agree to use reasonable efforts to share information among one (1) another and to coordinate such inspections to minimize disruption for the Borrower; provided, further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
6.11Use of Proceeds. Use the proceeds of the Credit Extensions for working capital and other general purposes of the Borrower~~, Co-Borrowers and their respective~~ and its Subsidiaries in the ordinary course of business.
~~6.12 Additional Guarantors; Creation of Co-Borrowers; Release of Co-Borrowers.~~
~~(a) Within thirty (30) days of the end of each calendar quarter during the term of this Agreement, except as specifically provided below, cause each Person who has become a Domestic Subsidiary that constitutes a Consolidated Entity during the calendar quarter that was just ended, to (i) become a Guarantor by executing and delivering to the Administrative Agent a Guarantor Joinder Agreement and such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable~~

~~opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided, however, that (A) a Consolidated Entity shall not be required to execute a Guarantor Joinder Agreement and become a Guarantor hereunder if such Consolidated Entity (1) owns no Unencumbered Properties which are included in the calculation of any of the covenants contained in Section 7.03(a), Section 7.11(b) or Section 7.11(d), and (2) either (I) is prohibited under the terms of its Organization Documents or the terms of any Indebtedness from providing Guarantees of Indebtedness of any other Person, or (II) is not Wholly-Owned by the Parent, or (III) is directly or indirectly Wholly-Owned by the Parent and does not have a direct or indirect interest in unencumbered real property assets with an aggregate book value of greater than $50,000,000 (provided that the Consolidated Entities which are otherwise exempted from executing a Guarantor Joinder Agreement pursuant to this subclause (A)(III) shall not individually or in the aggregate have asset values at any time in excess of 10% of the total value of Unencumbered Properties as such total value is reflected in the calculation of any of the covenants contained in Section 7.03(a), Section 7.11(b) or Section 7.11(d) (as reasonably determined by the Administrative Agent using information provided to it by the Borrower pursuant to the terms of this Agreement)), (B) in the event during any calendar quarter during the term of this Agreement, the Borrower, the Parent or any Consolidated Entity creates or acquires a Domestic Subsidiary that has an asset value that exceeds 5% of the total value of Unencumbered Properties as such total value is reflected in the calculation of any of the covenants contained in Section 7.03(a), Section 7.11(b) or Section 7.11(d) (as reasonably determined by the Administrative Agent using information provided to it by the Borrower pursuant to the terms of this Agreement), then provided that such Domestic Subsidiary owns Unencumbered Properties included in the calculation of any of the covenants contained in Section 7.03(a), Section 7.11(b) or Section 7.11(d), the Borrower shall require such newly created or acquired Domestic Subsidiary to execute and deliver the documentation required pursuant to clauses (i) and (ii) above within thirty (30) days of the date of creation or acquisition of such Domestic Subsidiary, and (C) to the extent a Consolidated Entity that was previously exempted from execution of a Guarantor Joinder Agreement pursuant to subclause (A) above no longer satisfies the criteria for exemption set forth therein and is required to be a Guarantor hereunder, such Consolidated Entity shall, within thirty (30) days of the end of the applicable calendar quarter, fulfill the requirements of clauses (i) and (ii) above. Notwithstanding the foregoing, the Borrower may nominate any Consolidated Entity to become a Guarantor of the Facility, and each such entity’s inclusion as a Guarantor of the Facility shall be subject to the terms and conditions otherwise set forth in this Section 6.12. Notwithstanding the terms of clause 6.12(a)(ii) above, the Administrative Agent shall have the right, in the exercise of its reasonable discretion, to waive the requirement that the Borrower provide an opinion of counsel with respect to a Consolidated Entity becoming a Guarantor hereunder for any Consolidated Entity that has aggregate assets of less than $50,000,000 and that does not represent more than 2% of the total value of all Unencumbered Properties.~~
~~(b) Provide to the Administrative Agent, to the extent the Borrower intends to qualify any then-existing Guarantor as a party entitled to directly borrow Loan funds pursuant to the terms hereof and to otherwise act as a Borrower Party in respect of the Facility for purposes of this Agreement (a “Co-Borrower”):~~
~~(i) a written request to designate such Guarantor as a Co-Borrower of the Facility,~~

~~(ii) a Co-Borrower Joinder Agreement executed by each of the Borrower and such Guarantor, and~~
~~(iii) Notes for each Lender executed by the proposed Co-Borrower; provided that:~~
~~(A) the materials required to be delivered pursuant to subclauses (i) and (ii) above may be delivered to the Administrative Agent concurrently with the materials causing the applicable Guarantor to initially qualify as a Guarantor pursuant to clause (a) above (it being understood that no Person may become a Co-Borrower unless it is first (1st) (or simultaneously becomes) a Guarantor and no Guarantor can become a Co-Borrower until such materials have been delivered);~~
~~(B) the Administrative Agent shall have the right to approve or reject the qualification of any proposed Co-Borrower subject to the following criteria:~~
~~(1) the Administrative Agent shall have the right to reject the qualification of any proposed Co-Borrower within five (5) Business Days of its receipt of the materials required above to the extent that any such materials delivered in connection with the qualification thereof are not, in the reasonable judgment of the Administrative Agent, complete, accurate or otherwise sufficient to cause such proposed Co-Borrower to be legally bound as a Borrower Party hereunder and shall, in connection with any rejection of a proposed Co-Borrower, deliver to the Borrower a written explanation of the grounds for such rejection; and~~
~~(2) in the absence of any rejection by the Administrative Agent pursuant to item (1) above, the qualification of the proposed Co-Borrower shall be effective as of the date occurring six (6) Business Days following the Administrative Agent’s receipt of all materials required to be delivered for qualification of a Co-Borrower pursuant to this clause (b); provided that, if the Administrative Agent, for any reason, ultimately rejects the qualification of a proposed Co-Borrower pursuant to the terms of this Section 6.12(b), the Administrative Agent shall, promptly upon the request of the Borrower, return to the Borrower the materials delivered pursuant to items (i), (ii) and (iii) of this Section 6.12(b); and~~
~~(C) any Guarantor designated from time to time as a Co-Borrower hereunder shall, at all times (until released as a Co-Borrower hereunder) remain liable for all of the outstanding Obligations as a Co-Borrower, and, until released as a Guarantor, shall remain liable for all of the outstanding Obligations as a Guarantor; provided that release of a Person as a Co-Borrower hereunder shall not constitute the release of such Person as a Guarantor; and~~
~~(D) no Event of Default shall have occurred or be continuing at such time as a Guarantor is designated as a Co-Borrower hereunder and no Event of Default would result from such designation.~~

~~(c) Provide to the Administrative Agent, to the extent the Borrower intends to cause the release of any Co-Borrower from its qualification as a Co-Borrower hereunder (i) a written request for the release of the applicable Co-Borrower and (ii) a certification by the Borrower and such Co-Borrower that the applicable Co-Borrower shall remain bound by the terms and conditions of its Guarantor Joinder Agreement as a Guarantor of the Facility, and that, following its release as a Co-Borrower hereunder, it will remain liable as a Guarantor for all of the Obligations pursuant to the terms of Article XI hereof and that such Co-Borrower is not the “primary obligor” with respect to any then-outstanding Loans (or that such Loans are being repaid in connection with such requested release); provided that (A) any such request for release shall be effective as of the Business Day following the Administrative Agent’s receipt of the materials required pursuant to this clause (c); (B) the Administrative Agent and/or Lenders shall, upon the release of any Person as a Co-Borrower hereunder, return to the Borrower any Notes executed by the applicable Co-Borrower; (C) any Co-Borrower which is released as a Co-Borrower hereunder shall, immediately upon such release, resume its status as a Guarantor hereunder and remain subject to all of the terms and conditions set forth herein with respect to the Guarantors (including, without limitation, the provisions of Article XI hereof), and (D) the Administrative Agent shall, at the request of the Borrower, provide evidence of the release of any Co-Borrower in a form reasonably acceptable to the Borrower to the extent such release is permitted pursuant to this clause (c).~~
6.12~~6.13~~ Anti-Corruption, Anti-Money Laundering and Anti-Terrorism Laws; Sanctions. Conduct its businesses in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws, and other applicable anti-corruption, anti-money laundering or anti-terrorism legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.
VII.NEGATIVE COVENANTS. So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Consolidated Entity to, directly or indirectly:
7.01Liens. Create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) upon (a) any of the Unencumbered Properties; provided that (i) mortgage Indebtedness with respect to such Unencumbered Properties may be incurred to the extent the underlying Indebtedness would not cause the Loan Parties to be in violation of any financial or other covenant contained herein (including, without limitation, those contained in Sections 7.03 or 7.11 hereof) and (ii) the parties hereto acknowledge that the incurrence of any such mortgage Indebtedness will cause the applicable Unencumbered Property to cease to qualify as such for purposes of this Agreement; or (b) any of its other property, assets or revenues, whether now owned or hereafter acquired, if the Indebtedness underlying such Lien would cause the Loan Parties to be in violation of Section 7.11(c) hereof.
7.02Investments. Make any loan, advance or otherwise acquire evidences of Indebtedness, Capital Stock or other securities of any Person or otherwise make any Investment, except:
(a)Investments in, loans and advances to, or other acquisitions of evidences of Indebtedness or Capital Stock or other securities of the Borrower, the Parent, any Consolidated Entity or any Unconsolidated Entity, and
(b)Investments in, loans and advances to, or other acquisitions of evidences of Indebtedness or Capital Stock or other securities of any Person if the same relate to real estate, interests in real estate or Persons involved in the ownership, investment, management, leasing, development or financing of real estate to the extent such Investment is in compliance with the limitations on assets that may be owned by real estate investment trusts and is consistent with Borrower’s or Parent’s business strategy.
Notwithstanding anything to the contrary contained in the foregoing, the Borrower, the Parent and each of Parent’s Consolidated Entities may make investments of its working capital and other reserves in (i) cash, (ii) Cash Equivalents and (iii) money market mutual funds and other investments approved from time to time by the Administrative Agent in its discretion.

7.03Indebtedness. Create, incur, assume or suffer to exist any Indebtedness for Money Borrowed except:
(a)~~that is~~Permitted Convertible Indebtedness and other Unsecured Debt, ~~except to the extent that~~so long as the Parent and the Combined Parties are in compliance with the financial covenants set forth in Sections 7.11(b), (c) and (d) both before and after giving effect to the incurrence of such Indebtedness; provided that, upon such incurrence, the Loan Parties shall be deemed to have (i) reaffirmed the representations and warranties set forth in Section 4.02(a) herein and (ii) made a representation that no Default or Event of Default is in existence prior to or will result from such incurrence; and
(b)~~that is~~ Secured Debt that is recourse to the Parent and/or the Consolidated Entities (not including debt recourse to a single asset entity or customary recourse carve-outs relating to nonrecourse Secured Debt) ~~except to the extent that~~so long as the Parent and Combined Parties are in compliance with the financial covenants set forth in Sections 7.11(c) and ~~(e)~~7.11(e) both before and after giving effect to the incurrence of such Secured Debt; provided that, upon such incurrence, the Loan Parties shall be deemed to have (i) reaffirmed the representations and warranties set forth in Section 4.02(a) herein and (ii) made a representation that no Default or Event of Default is in existence prior to or will result from such incurrence.
7.04Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person (including, in each case, pursuant to a Division), except that, so long as no Default or Event of Default exists or would result therefrom:
(a)any Consolidated Entity of the Parent may merge with the Parent or any other Consolidated Entity, provided that when merging with the Parent, the Parent shall be the continuing or surviving Person, provided further that when the Borrower~~, any Guarantor or any Co-Borrower~~  is merging with another Consolidated Entity of the Parent, the Borrower~~, such Guarantor or Co-Borrower, as applicable,~~  shall be the continuing or surviving Person ~~or the surviving entity shall assume all guarantee obligations of the Guarantor and, if applicable, all obligations of such party as a Co-Borrower simultaneously with such merger~~;
(b)any Person may merge or consolidate with or into the Borrower or the Parent; provided that (i) such action is not hostile, (ii) the Parent or the Borrower, as applicable, shall be the continuing or surviving Person, (iii) the other entity or entities involved in such merger or consolidation are engaged in a line of business in which the Borrower is permitted to engage and (iv) after giving effect to such merger or consolidation, the Parent shall be in compliance, on a pro forma basis, with Sections 7.03 and 7.11;
(c)any ~~Guarantor may be dissolved if such Guarantor is being released from its Guaranty by the Administrative Agent pursuant to the terms of Section 9.10(d) hereof, and any other~~ Consolidated Entity that is not a Loan Party may be dissolved if it ceases to hold material assets; and
(d)any Consolidated Entity of the Parent may merge, dissolve, liquidate or consolidate with or into any other Person in connection with (i) any Investment permitted under Section 7.02, or (ii) any Disposition permitted under Section 7.05; provided, in each case, that ~~(A) if the surviving entity is a Consolidated Entity of the Parent, such Person shall become a Guarantor to the extent required by Section 6.12 and (B)~~ after giving effect to such merger, dissolution, liquidation or consolidation, the Parent shall be in compliance, on a pro forma basis, with Section 7.11 and (solely to the extent that in connection with any such merger, dissolution, liquidation or consolidation, the Parent or any of the Consolidated Entities creates, incurs or assumes any Indebtedness for Money Borrowed) Section 7.03.
7.05Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)Dispositions of inventory in the ordinary course of business;

(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by any Consolidated Entity to ~~the Parent or to a~~another Consolidated Entity ~~of the Parent or other Person, in each case, that will be a Guarantor upon the completion of such Disposition; provided that, if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor; and~~; and
(e)Any other Dispositions by the Borrower, the Parent and/or the Consolidated Entities; provided that (i) to the extent any such Disposition involves property with a value or purchase price in excess of $50,000,000, neither the Borrower, the Parent nor any Consolidated Entity shall Dispose of such property unless the Borrower, the Parent and the Consolidated Entities are in compliance with the financial covenants set forth in this Agreement both before and after giving effect to such Disposition and upon the occurrence of such Disposition, the Loan Parties shall be deemed to have (A) reaffirmed the representations and warranties set forth in Section 4.02(a) herein and (B) subject to clause (ii) below, made a representation that no Default or Event of Default is in existence prior to or will result from such Disposition; and (ii) except to the extent the Administrative Agent has provided written consent for such Disposition expressly noting the existence or projected existence of such Default or Event of Default, no Default or Event of Default shall exist as of the date of such Disposition or would result from such Disposition ~~and (iii) to the extent such action would require that a Guarantor be released, the Administrative Agent has provided written consent of such release (which consent will not be withheld or unreasonably delayed to the extent a properly and fully completed Compliance Certificate is provided by the Parent pursuant to and in accordance with subclause (i) above and such asset is the only material asset of the applicable Guarantor or such asset is the Capital Stock of such Guarantor).~~.
7.06Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment or Restricted Purchase, or incur any obligation (contingent or otherwise) to do so, except that:
(a)the Parent may, during any taxable year, declare or make Restricted Payments if the Parent’s Consolidated Leverage Ratio, as of the end of the preceding taxable year, is less than or equal to 0.60 to 1.00; provided, however, that, if the Parent’s Consolidated Leverage Ratio is greater than 0.60 to 1.00 as of the end of any taxable year, the Parent may, during the next taxable year, only declare or make Restricted Payments in an amount not to exceed the minimum amount required to maintain Parent’s REIT status and to eliminate payments of federal and state income and excise Taxes by Parent by virtue of its REIT status;
(b)the Consolidated Entities and the Parent may make Restricted Payments to the Parent, the Borrower and to any other Consolidated Entities (or in the case of any non-Wholly-Owned Subsidiaries of the Parent, to the Parent or any Subsidiary of the Parent that is a direct or indirect shareholder of such non-Wholly-Owned Subsidiary and to each other owner of Capital Stock of such Person on a pro rata basis (or more favorable basis from the perspective of the Parent or such Subsidiary) based on their relative ownership interests);
(c)the Borrower, the Parent and the Consolidated Entities may make cash distributions to their respective shareholders or other owners for capital gains resulting from certain assets sales to the extent necessary to avoid payment of Taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Code;
(d)any Consolidated Entity (other than the Parent) may make payments to any partner, member or shareholder of such Person required to be made pursuant to any contractual obligations of such Person or the Organization Documents of such Person (other than distributions to the equity holders of the Parent in their capacity as such); and
(e)so long as there does not exist at such time and would not be caused thereby, (i) an Event of Default under this Agreement, or (ii) any other Event of Default which has not been cured or waived by the Required Lenders within a period of ninety (90) days from the date that the Parent knew or should have known of such Event of Default, the Parent may make Restricted Purchases.
7.07Reserved.
7.08Transactions with Affiliates. Enter into any material transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Affiliate as would be obtainable by the Borrower or such Affiliate at the time in a comparable arm’s length transaction with a Person other than an Affiliate except for agreements which are direct cost or direct revenue pass-through in nature; provided that the foregoing restriction shall not apply to transactions between or among the Parent and any of its Subsidiaries or between or among Subsidiaries of the Parent.
7.09Burdensome Agreements. Enter into or suffer to exist any Negative Pledge except for a Negative Pledge (i) contained in any agreement (A) evidencing Indebtedness which the Borrower, the Parent or such Consolidated Entity may create, incur, assume, or permit or suffer to exist under Section 7.03, (B) which Indebtedness is secured by a Lien permitted to exist pursuant to this Agreement, and (C) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) contained in an Organization Document of an Unconsolidated Entity or a special purpose entity or vehicle which requires consent to, or places limitations on, the imposition of Liens on such Unconsolidated Entity’s or special purpose entity’s or vehicle’s assets or properties; (iii) imposed by law or by this Agreement; (iv) contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided that such restrictions and conditions are customary and apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder; (v) contained in leases which restrict the assignment thereof by the lessee or (vi) contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to those restrictions contained in the Loan Documents.
7.10Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case, in violation of the provisions of Regulation T, U or X.
7.11Financial Covenants.
(a)Reserved.
(b)Consolidated Unencumbered Interest Coverage Ratio. Permit the Consolidated Unencumbered Interest Coverage Ratio (as calculated as of the end of each calendar quarter of the Parent based on the information provided pursuant to Section 6.01 hereof) to be less than 1.75 to 1.00.
(c)Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during the term hereof and to be tested as of the end of each fiscal quarter (the “Test Date”), to be greater than 0.60 to 1.00; provided that (i) such ratio may exceed 0.60 to 1.00 from time to time so long as such ratio does not exceed 0.65 to 1.00 and such ratio ceases to exceed 0.60 to 1.00 within four (4) fiscal quarters following the Test Date upon which such ratio first (1st) exceeds 0.60 to 1.00 (such four (4) fiscal quarter period being the “Surge Period”), (ii) the Parent shall be permitted to utilize the Surge Period holiday no more than two (2) times for the entirety of the term of the Facility, and (iii) the Surge Period may only be utilized in conjunction with a Material Acquisition.
(d)Unsecured Leverage Ratio. Permit the Unsecured Leverage Ratio at any time during the term hereof and to be tested on the Test Date, to be greater than 0.60 to 1.00; provided that (i) such ratio may exceed 0.60 to 1.00 from time to time so long as such ratio does not exceed 0.65 to 1.00 and such ratio ceases to exceed 0.60 to 1.00 within the Surge Period, (ii) the Parent shall be permitted to utilize the Surge Period holiday no more than two (2) times for the entirety of the term of the Facility, and (iii) the Surge Period may only be utilized in conjunction with a Material Acquisition.

(e)Secured Leverage Ratio. Permit the Secured Leverage Ratio at any time during the term hereof and to be tested on the Test Date, to be greater than 0.50 to 1.00.
(f)Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio (as of the end of any calendar quarter of the Parent based on the information provided pursuant to Section 6.01 hereof) to be less than 1.50 to 1.00.
7.12Prepayment of Other Indebtedness, Etc. If any Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, (a) amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse in any material respect to such Person or to the Lenders, (b) shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (c) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto.
7.13Organization Documents; Subsidiaries. Permit any Loan Party to (a) amend, modify, waive or change its Organization Documents in a manner materially adverse to the Lenders or in a manner that permits any Person ~~(other than Thomas G. Cousins)~~ to, at any time, own more than 25% of the voting equity securities of the Parent, or (b) create, acquire or permit to exist or permit or cause any of their Subsidiaries to create, acquire or permit to exist, any Foreign Subsidiaries, except to the extent that the assets held in such Foreign Subsidiaries constitute less than 10% of Total Assets.
7.14Tax Driven Lease Transactions. Until any real property asset of the Combined Parties that is subject to a Tax Driven Lease Transaction has been repurchased by a Loan Party as provided in the applicable Tax Driven Lease Transaction Documents, without the prior written consent of the Required Lenders, modify or amend any Tax Driven Lease Transaction Documents, or any other agreement related thereto, in any manner that would (i) cause a change in the accounting treatment of such Tax Driven Lease Transaction under GAAP, (ii) adversely affect the ability of any Combined Party to repurchase any property of the Combined Parties that is subject to a Tax Driven Lease Transaction for nominal consideration or (iii) otherwise cause such transaction to not meet the terms of the definition of Tax Driven Lease Transactions.
7.15Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.
7.16Anti-Corruption, Anti-Money Laundering and Anti-Terrorism Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would cause the Borrower, the Parent or their Subsidiaries to not be in compliance with any Anti-Corruption Laws, Anti-Money Laundering Laws or Anti-Terrorism Laws.
7.17Outbound Investment Rules. Permit itself or any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Parent or the Borrower were a U.S. Person or (iii) any other activity that would cause Administrative Agent and/or Lenders to be in violation of the Outbound Investment Rules or cause Administrative Agent and/or Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
VIII.EVENTS OF DEFAULT AND REMEDIES.
8.01Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):
(a)Non-Payment. ~~Any~~The Borrower ~~Party~~ or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan at maturity, or

(ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within ten (10) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The Borrower or the Parent ~~(or, if applicable, any Borrower Party)~~  fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.05, 6.10, or 6.11 or ~~6.12 or~~ Article VII; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt of notice by the Loan Parties; or
(d)Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Borrower, the Parent or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default.
(i)Any Loan Party or any Consolidated Entity (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any recourse Indebtedness for Money Borrowed or Monetized Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (excluding undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness for Money Borrowed or Monetized Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs and (C) all applicable grace and/or cure period with respect to such Indebtedness for Money Borrowed has expired, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness for Money Borrowed or the beneficiary or beneficiaries of such Monetized Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness for Money Borrowed to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness for Money Borrowed to be made, prior to its stated maturity, or such Monetized Guarantee to become payable or cash collateral in respect thereof to be demanded; or
(ii)there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Consolidated Entity is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Consolidated Entity is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by any Loan Party or such Consolidated Entity as a result thereof is greater than the Threshold Amount; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Consolidated Entity institutes or consents to the institution of any proceeding against it under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. Any Loan Party or any Consolidated Entity admits in writing its inability or otherwise fails generally to pay its debts as they become due; or
(h)Judgments. There is entered against any Loan Party or any Consolidated Entity (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one (1) or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. In an aggregate amount in excess of the Threshold Amount, (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower, the Parent or any other Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or
(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to any Loan Party; or any Loan Party other than the Administrative Agent or one (1) of the Lenders contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control with respect to the Parent.
8.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower ~~Parties~~;
(c)[reserved]; and
(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Applicable Law;
provided, however, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to ~~any of~~ the Borrower ~~Parties~~ under the Bankruptcy Code of the United States or another event described in Section 8.01(f), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower ~~Parties~~, in each case without further act of the Administrative Agent or any Lender.
8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and regularly occurring payments under any Swap Contract, ratably among the Lenders and the holders of such Swap Contract, in proportion to the respective amounts described in this clause Fourth held by them;
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
IX.ADMINISTRATIVE AGENT AND CERTAIN LENDER MATTERS.
9.01Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03Exculpatory Provisions. The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, the Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender; and
(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06Resignation of the Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section ~~3.01(g)~~ 3.01(g)and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section ~~9.06~~9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article ~~IX~~IX and Section ~~10.04~~10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
9.07Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arrangers to any Lender as to any matter, including whether the Administrative Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, or a Lender hereunder.
9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower ~~Parties~~) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section ~~2.09~~2.09 and Section 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the

Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08(c) and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
~~9.10 Guaranty/Borrower Party Matters. Without limiting Section 9.09, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if:~~
~~(a) (i) such Person is the subject of or enters into a Disposition pursuant to Section 7.05(e) hereof, (ii) the Administrative Agent receives a Compliance Certificate with respect to such Disposition, (iii) such Compliance Certificate is properly and fully completed pursuant to and in accordance with Section 7.05(e)(i) and (iv) the asset subject to such Disposition is the only asset of the applicable Guarantor or is the Capital Stock of such Guarantor;~~
~~(b) (i) such Person enters into mortgage Indebtedness that is permitted by Section 7.01(a) hereof and the terms of such mortgage Indebtedness prohibit such Person from being a Guarantor hereunder, (ii) the Administrative Agent receives a Compliance Certificate with respect to such mortgage Indebtedness demonstrating compliance with the requirements of Section 7.01(a)(i) hereof and (iii) the asset being subject to such mortgage Indebtedness is the only asset of the applicable Guarantor;~~
~~(c) such Person otherwise ceases to be a Consolidated Entity as a result of a transaction permitted hereunder;~~
~~(d) such Guarantor, following any transaction not prohibited by the terms of this Agreement, ceases to hold any material assets; or~~
~~(e) the Borrower obtains a Debt Rating of at least BBB- from S&P or Baa3 from Moody’s and provides the Administrative Agent written evidence (in form and substance satisfactory to the Administrative Agent) thereof in accordance with the terms of Section 11.08.~~
~~Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. The Administrative Agent shall, at the request of the Borrower, consent to the release of any Guarantor hereunder or otherwise provide evidence of such release reasonably acceptable to the Borrower to the extent such release is permitted pursuant to clauses (a), (b), (c) or (d) above.~~
~~The Lenders further irrevocably authorize the Administrative Agent to qualify, reject the qualification of and permit the release of Co-Borrowers in accordance with the provisions of Sections 6.12(b) and (c) hereof.~~

9.10~~9.11~~ ERISA.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, the Parent or any other Loan Party, that at least one (1) of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one (1) or more Benefit Plans in connection with the Loans or the Commitments,
(ii)the transaction exemption set forth in one (1) or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, the Parent or any other Loan Party, that none of the Administrative Agent, Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.11~~9.12~~ Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
X.MISCELLANEOUS.
10.01Amendments, Etc.. Subject to Section ~~3.03(b)~~3.03(b) and the last paragraph of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower ~~Parties~~ or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower ~~Parties~~ or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in (i) Section 4.01(a) without the written consent of each Lender and (ii) without limiting the generality of clause (a)(i) preceding, Section 4.02 as to any Credit Extension under the Facility without the written consent of the Required Lenders;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest or fees due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second (2nd) proviso to this Section 10.01) any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to (i) amend the definition of “Default Rate” or to waive any obligation of the Borrower ~~Parties~~ to pay interest at the Default Rate or (ii) amend any financial covenant in the Loan Documents including Section ~~7.10~~7.10 (or any defined term used therein) even if the effect of such amendment would reduce the rate of interest on any Loan or to reduce any fee payable under the Loan Documents);
(e)change Section 2.13, Section 8.03, or the penultimate sentence of Section 2.12(a) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation without the written consent of each Lender directly affected thereby;
(g)change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(h)~~except as expressly provided in this Agreement or the other Loan Documents,~~ release ~~any Guarantor~~the Parent from the Guaranty without the written consent of each Lender;
(i)waive any Event of Default based on a failure to pay principal, interest or fees due hereunder (as referenced in Section 8.01(a)) without the written consent of each Lender;
(j)permit the Borrower ~~or any Borrower Party~~ to assign any of its obligations hereunder, except in accordance with Section 10.06(a) hereof without the written consent of each Lender; or
(k)impose any greater restriction on the ability of any Lender under the Facility to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;
(l)and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) ~~pursuant to the terms of Section 11.08, the Administrative Agent and the Borrower may enter into amendments as necessary to give effect to such Section 11.08 and the termination of the obligations of the Guarantors set forth in Article XI; (iii)~~ Section 10.06(f) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (~~iv~~iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, as applicable (but not in contravention of Section 10.01(d) above with respect to fees payable to any Lender). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders) for so long as such Lender is a Defaulting Lender, except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced, and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender, and (y) any waiver, amendment, consent, or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (1) to add one (1) or more additional term loan facilities to this Agreement, and in each case subject to the limitations in Section 2.06, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (2) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
10.02Notices and Other Communications; Facsimile Copies.
(a)General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to clause (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower, ~~any other Borrower Party, any Guarantor~~the Parent, or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b). Notwithstanding the foregoing, notices relating to Defaults, Events of Default or the exercise of remedies hereunder shall only be delivered by hand (and signed for by a Person at the offices of or the mail facilities used by the Borrower), overnight courier service or certified or registered mail.
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article ~~II~~II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article ~~II~~II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested”

function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to ~~any~~the Borrower ~~Party~~, the Parent, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of ~~any Borrower Party’s~~the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, or any other electronic platform that is approved by the Borrower, such approval not to be unreasonably withheld, conditioned or delayed, or any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to ~~any~~the Borrower ~~Party~~, the Parent, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(e)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower ~~or any other Borrower Party~~ even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower ~~Parties~~ shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower ~~or any other Borrower Party~~. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(f)Change of Address, Etc. Each of the Borrower and the Administrative Agent, may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.
10.03No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section ~~8.02~~8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section ~~10.08~~10.08 (subject to the terms of Section ~~2.12~~2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section ~~8.08~~8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section ~~2.12~~2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders
10.04Expenses; Indemnity; Damage Waiver.~~.~~
(a)Costs and Expenses. The Borrower ~~Parties agree~~agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents in connection with an Event of Default (including all such reasonable costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender in connection with an Event of Default. All amounts due under this Section 10.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all other Obligations.
(b)Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower ~~Parties~~ shall indemnify and hold harmless each Agent-Related Person, each Lender and each of their respective Affiliates and their respective partners, trustees, administrators, managers, advisors, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with or as a result of (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including, without limitation, the Indemnitees’ reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, the Parent, any Consolidated Entity or any other Loan Party, or any Environmental Liability related in any way to the Borrower, the Parent, any Consolidated Entity or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) such Indemnitee’s gross negligence or willful misconduct, (B) a material breach by such Indemnitee of its obligations under this Agreement or (C) disputes solely among Indemnitees (other than any claims against any Indemnitee in its capacity as the Administrative Agent or an Arranger or any similar role under this Agreement) and not arising out of or involving any act or omission of the Borrower or any of Parent’s Subsidiaries or Affiliates (including its officers, directors, employees or controlling persons). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or any other similar information transmission system that is approved by the Borrower, such approval not to be unreasonably withheld, conditioned or delayed, or any electronic messaging service in connection with this Agreement, nor shall any Indemnitee or any party to this Agreement have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section ~~10.04~~10.04(b) shall be payable not later than ten (10) Business Days after demand therefor. The agreements in this Section ~~10.04~~10.04(b) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. Without limiting the provisions of Section 3.01(c) this Section 10.04(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section ~~10.04~~10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought)of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the

Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section ~~2.11(c)~~2.12(d).
(d)Waiver of Consequential Damages. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any ~~Indemnitee~~Arranger-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. To the fullest extent permitted by Applicable Law, no Lender shall assert, and each of them hereby waives any claim against any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent that such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided, however, that in no event shall any Indemnitee have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
10.05Payments Set Aside. To the extent that any payment by or on behalf of ~~any~~the Borrower ~~Party~~ is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
10.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that ~~no~~the Borrower ~~Party~~ may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 10.06, (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void), or (iv) to an SPC in accordance with the provisions of clause (f) of this Section 10.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one (1) or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under the Facility and the Loans at the time owing to it under the Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in clause (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 in the case of any assignment in respect of the Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed (such consent to be deemed to have been given following five (5) Business Days of Borrower’s receipt of a written request for such assignment in the event that Borrower has not provided written notice to Administrative Agent that Borrower does not consent to the applicable assignment)); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.06 and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed (such consent to be deemed to have been given following five (5) Business Days of Borrower’s receipt of a written request for such assignment in the event that Borrower has not provided written notice to Administrative Agent that Borrower does not consent to the applicable assignment)) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (unless the addition of such Lender, Affiliate of Lender or Approved Fund will, as of the effective date of such assignment, make the Borrower ~~Parties~~ liable for payment of additional amounts under Article III hereof that are not otherwise payable to the assignor); and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Facility, an Affiliate of such Lender or an

Approved Fund with respect to such Lender or (ii) any Loan to a Person not a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Parent’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its applicable Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04(a) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request and return of a Note being replaced, cancelled or marked replaced, the Borrower ~~and Co-Borrowers~~ (at ~~their~~its expense)~~, as applicable,~~  shall execute and deliver a Note to the assignee Lender ~~(provided that the Co-Borrowers shall deliver their Notes to the Administrative Agent absent a specific request by a Lender for its respective Note)~~. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.06.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower ~~Parties~~ (and such agency being only for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower ~~Parties~~, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower ~~Parties~~ or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one (1) or more natural Persons, a Defaulting Lender or the Borrower or any of the Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower ~~Parties~~, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(a) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release ~~any Guarantor~~the Parent from the Guaranty to which it is a party. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time without need for any consent pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii) Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
10.07Confidentiality. Each of the Administrative Agent and the Lenders for themselves, their Affiliates and Agent-Related Persons, agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its and its Affiliates’ respective consultants and service providers and its Related Parties who it believes need to know the Information in connection with the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) and who will use such Information only in connection with the transactions contemplated by this Agreement; (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Law or by any subpoena or similar legal process, provided that, prior to making any such disclosure (other than to a banking regulator or auditor), such Person shall endeavor in the ordinary course of business to promptly notify the Borrower in writing so that the Borrower may seek an appropriate protective order (notwithstanding the foregoing, should such Person fail to notify Borrower, such person shall have no liability to Borrower or any other Loan Party); (d) to any other party to this

Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any insurance or credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07, (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower, or (z) is independently discovered or developed by a party hereto without utilizing any information received from the Borrower or violating the terms of this Section 10.07; (i) on a confidential basis to (i) any rating agency in connection with rating the Borrower, the Parent or their respective Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; or (j) to the National Association of Insurance Commissioners or any other similar organization having jurisdiction over the Administrative Agent or such Lender. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.07, “Information” means all information received from the Borrower or any of Parent’s Consolidated Entities relating to the Borrower or any Combined Party or Investment Entity or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis as described above prior to disclosure by the Borrower or any Combined Party or Investment Entity; provided that, in the case of information received from the Borrower or any Combined Party after the date hereof, except as expressly noted thereon, all financial information or other information relating to any proposed transactions of the Borrower, any Combined Party, any Investment Entity or any of the Parent’s Affiliates shall be considered confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing in this Agreement prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.
10.08Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default after obtaining the prior written consent of the Administrative Agent, each Lender, and each of their respective Affiliates that is a party to a Swap Contract with a Loan Party is hereby authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties, and each Loan Party hereby grants a security interest in all such deposits and indebtedness to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section ~~2.17~~2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower ~~Parties~~. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Integration; Effectiveness. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided herein, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereto that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.11Electronic Records; Electronic Execution; Counterparts.
(a)This Agreement, any other Loan Document, and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan Party and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one (1) and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one (1) or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.
(b)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
(c)Each Loan Party and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. Each Loan Party and each Lender represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement and any other Communication through electronic means and there are no restrictions on doing so in that party’s constitutive documents.
10.12Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension (unless such notice has been received from the Borrower in writing), and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.13Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.
10.14Reserved.
10.15Replacement of Lenders.
(a)If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(ii)subject to Section ~~2.17~~2.16, such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with Applicable Laws; and
(v)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(b)Each party hereto agrees that (i) an assignment required pursuant to this Section 10.15 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
(c)Notwithstanding anything in this Section 10.15 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section ~~9.06~~9.06.
10.16Governing Law.
(a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ~~OTHER BORROWER PARTIES, THE GUARANTORS~~PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE ~~OTHER BORROWER PARTIES, THE GUARANTORS~~PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY

OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE BORROWER, THE ~~OTHER BORROWER PARTIES, THE GUARANTORS~~PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
10.17Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
10.18No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one (1) hand, and the Administrative Agent, the Arrangers, and the Lenders on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors (other than acting as Administrative Agent for the Lenders hereunder) or employees or any other Person; (iii) neither the Administrative Agent nor any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Arranger has advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Arranger has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any Arranger has provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

10.19USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies ~~each~~the Borrower ~~Party~~ that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies ~~such~~the Borrower ~~Party~~ and each other Loan Party, which information includes the name and address of ~~such~~the Borrower ~~Party~~ and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify ~~such~~the Borrower ~~Party~~ and each other Loan Party in accordance with the Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.20Attorneys’ Fees. As used in this Agreement and in the other Loan Documents, “reasonable” attorneys’ fees of the Administrative Agent’s, any Lender’s or any other Person’s counsel shall mean the actual fees of such Person’s counsel billed at standard hourly rates of such counsel, computed without regard to any percentage of principal and interest as provided in O.C.G.A. §13-1-11(a)(2).
10.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.22Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United

States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
XI.GUARANTY.
11.01The Guaranty. ~~Each of the Guarantors hereby jointly and severally~~The Parent hereby guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract with respect to the Loans, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due after the expiration of all applicable grace or cure periods (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The ~~Guarantors~~Parent hereby further ~~agree~~agrees that if any of the Obligations are not paid in full when due after the expiration of all applicable grace or cure periods (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the ~~Guarantors will, jointly and severally,~~Parent will promptly pay the same, without any demand or notice whatsoever (except for such notices as may be specifically required by the terms of the Loan Documents), and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due after the expiration of all applicable grace or cure periods (whether as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts entered into in connection with the Loans: (a) the obligations of ~~each Guarantor~~the Parent under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law; and (b) the Obligations being guaranteed by ~~each Guarantor~~the Parent pursuant to this Article XI shall exclude all Excluded Swap Obligations of ~~such Guarantor~~the Parent.
11.02Obligations Unconditional. The obligations of the ~~Guarantors~~Parent under Section 11.01 are ~~joint and several,~~ absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts entered into in connection with the Loans, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance (other than payment) whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the ~~Guarantors~~Parent hereunder shall be absolute and unconditional under any and all circumstances. ~~Each Guarantor~~The Parent agrees that ~~such Guarantor~~it shall have no right of subrogation, indemnity, reimbursement or contribution against ~~any~~the Borrower ~~Party or any other Guarantor~~ for amounts paid under this Article XI until such time as the Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one (1) or more of the following shall not alter or impair the liability of ~~any Guarantor~~the Parent hereunder which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to ~~any Guarantor~~the Parent, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;
(c)the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or
(e)any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of ~~any Guarantor~~the Parent) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of ~~any Guarantor~~the Parent).
With respect to its obligations hereunder, ~~each Guarantor~~the Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever except as required by the Loan Documents, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.
11.03Reinstatement. The obligations of the ~~Guarantors~~Parent under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and ~~each Guarantor~~the Parent agrees that it will indemnify the Administrative Agent and each Lender within fifteen (15) days of demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

11.04Certain Additional Waivers. ~~Each Guarantor~~The Parent further agrees that ~~such Guarantor~~it shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06. ~~Each Guarantor~~The Parent hereby expressly waives the benefits of O.C.G.A. Section 10-7-24.
11.05Remedies. The ~~Guarantors agree~~Parent agrees that, to the fullest extent permitted by law, as between the ~~Guarantors~~Parent, on the one (1) hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the ~~Guarantors~~Parent for purposes of Section 11.01. The ~~Guarantors acknowledge and agree~~Parent acknowledges and agrees that to the extent ~~their~~its obligations hereunder become secured, the Lenders may exercise their remedies thereunder in accordance with the terms of the applicable security documents.
11.06Rights of Contribution and Subrogation. The ~~Guarantors~~Parent hereby ~~agree as among themselves~~agrees that, in connection with payments made hereunder, ~~each Guarantor~~the Parent shall have a right of contribution, subrogation, reimbursement or indemnification from each other Loan Party in accordance with Applicable Law. Such contribution, subrogation, reimbursement or indemnification rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been indefeasibly Fully Satisfied, and ~~none of~~ the ~~Guarantors~~Parent shall not exercise any such contribution, subrogation, reimbursement or indemnification rights until the Obligations have been indefeasibly Fully Satisfied.
11.07Guarantee of Payment; Continuing Guarantee. The guarantee in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
~~11.08 Release of Guarantors.~~
~~(a) So long as no Default or Event of Default then exists, the obligations of the Guarantors (other than the Parent) set forth in this Article XI shall terminate (other than as to obligations that are stated to survive such termination) automatically and without further action if the Parent obtains a Debt Rating of at least BBB- from S&P or Baa3 from Moody’s and Borrower provides the Administrative Agent with written evidence (in form and substance satisfactory to the Administrative Agent) thereof.~~
~~(b) At such time as the Borrower delivers satisfactory evidence of Parent’s Debt Rating pursuant to Section 11.08(a), the Borrower and the Administrative Agent shall execute a release of the Guarantors (other than the Parent) from their obligations under this Agreement pursuant to the terms of such Section. Subsequent to such release, the Borrower shall not be required to have Consolidated Entities join as Guarantors under Section 6.12(a) of this Agreement.~~
[Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).]

EXHIBIT A
[FORM OF] LOAN NOTICE
Date: __________, 20___
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of June 28, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, ~~the Co-Borrowers from time to time party thereto, the Guarantors from time to time party thereto,~~ JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents.
The undersigned hereby requests (select one):
☐ A Borrowing of Loans:    ☐ A conversion or continuation of Loans:
1.    On __________, 20___ (a Business Day).
2.    In the amount of $[350,000,000.00].
3.    Comprised of [Term SOFR Rate Loan][Base Rate Loan][Daily SOFR Rate Loan].
4.    For Term SOFR Rate Loans: with an Interest Period of [one (1)][three (3)][six (6)] months.
The Borrowing, if any, requested herein complies with the terms and conditions of Section 2.01 of the Agreement. The supplemental information (if any) attached hereto is hereby added to Schedule(s) 5.06, 5.09 and 5.17 (as applicable) of the Agreement.

~~[~~BORROWER~~] [on behalf of ____________, in its capacity as agent for such Co-Borrower under the Agreement]~~
By:
Name:
Title:

        Exhibit A

EXHIBIT B
[FORM OF] TERM LOAN NOTE
$__________
FOR VALUE RECEIVED, the undersigned, ~~[~~in its capacity as the Borrower under the Agreement referenced below (the “Borrower”)~~] / [in its capacity as a Co-Borrower under the Agreement referenced below (the “Subject Co-Borrower”)]~~, hereby promises to pay to the order of __________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the ~~[Subject Co-]~~Borrower under that certain Amended and Restated Term Loan Agreement, dated as of June 28, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, Cousins Properties Incorporated, a Georgia corporation (the “Parent”), ~~[the Subject Co-Borrower and the other Co-Borrowers from time to time party thereto / the Co-Borrowers from time to time party thereto], the Guarantors from time to time party thereto,~~ the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents.
The ~~[Subject Co-]~~Borrower promises to pay interest on the unpaid principal amount of the Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid as provided in the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one (1) of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one (1) or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Loan made by the Lender shall be evidenced by one (1) or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
The ~~[Subject Co-]~~Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).]

        Exhibit B

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

~~[~~BORROWER ~~/ SUBJECT CO-BORROWER]~~
By:
Name:
Title:

Signature Page to
Term Loan Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

        Loans and Payments

EXHIBIT C
[FORM OF] COMPLIANCE CERTIFICATE
Financial Statement Date: __________, 20___
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of June 28, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, ~~the Co-Borrowers from time to time party thereto, the Guarantors from time to time party thereto,~~ JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________ of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Parent~~, the Borrower~~  and the Borrower ~~Parties~~, and that:
[Use following paragraph 1 for calendar year-end financial statements]
1.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the calendar year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such Section 6.01(a).
[Use following paragraph 1 for calendar quarter-end financial statements]
1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the calendar quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and the Consolidated Entities, on a consolidated basis, in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
[Use following paragraph 1 for pro forma financial statements as required pursuant to the terms of Agreement Section 7.05(e) regarding a proposed Disposition]
1.    Attached hereto as Schedule 1 are the pro forma unaudited financial statements required by Section 7.05(e) of the Agreement assuming the effectiveness of the proposed Disposition of __________. Such financial statements fairly present the projected financial condition, results of operations, shareholders’ equity and cash flows of the Parent and the Consolidated Entities, on a consolidated basis, in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
        Exhibit C – Page 1

[Use following paragraph 1 for pro forma financial statements as required pursuant to the terms of Agreement Section 7.01(a) regarding a proposed incurrence of mortgage Indebtedness]
1.    Attached hereto as Schedule 1 are the pro forma unaudited financial statements required by Section 7.01(a) of the Agreement assuming the effectiveness of the proposed incurrence of mortgage Indebtedness by __________1 from __________2. Such financial statements fairly present the projected financial condition, results of operations, shareholders’ equity and cash flows of the Parent and the Consolidated Entities, on a consolidated basis, in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent and the Borrower during the accounting period covered by the attached financial statements.
3.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the activities of the Parent and the Borrower during such calendar period and such review has been undertaken with a view to determining whether during such calendar period the Parent and the Borrower have each performed and observed all of their respective Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned during such calendar period, the Parent and the Borrower have each performed and observed each covenant and condition of the Loan Documents applicable to it.]
-or-
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status: __________.]
4.    The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under the Agreement, are true and correct in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects) on and as of the date hereof, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, (a) the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered; and (b) Schedule(s) 5.06, 5.09, 5.13 and 5.17 (as applicable) of the Agreement are deemed to include any supplemental information thereto provided in any Compliance Certificate or Request for Credit Extensions delivered prior to the date hereof and the supplemental information (if any) attached hereto.
1 Entity Name
2 Indebtedness Provider Name
        Exhibit C – Page 2

5.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate and such Schedule sets forth (a) a calculation of the Parent’s Consolidated Leverage Ratio as of the end of the preceding taxable year, (b) all Restricted Payments made by the Parent during the current taxable year pursuant to Section 7.06(a) of the Agreement and (c) calculations of the financial covenants set forth in Section 7.11 of the Agreement.
[Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).]

        Exhibit C – Page 3

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 20___.

COUSINS PROPERTIES INCORPORATED, a Georgia corporation
By:
Name:
Title:

Signature Page to
Compliance Certificate

For the Quarter/Year ended __________, 20___ (“Statement Date”)
SCHEDULE 2
to Compliance Certificate
($ in 000’s)
Section 7.06(a)-Restricted Payments
A.    Consolidated Leverage Ratio as of the end of the preceding taxable year:
i.    Total Debt    $__________
ii.    Total Assets    $__________
iii.    Consolidated Leverage Ratio (Line A.i ÷ Line A.ii)    _____ to 1.00
B.    Restricted Payments made or declared during this taxable year    $_________*
*If Line A.iii is greater than 0.60 to 1.00, then Line B may not exceed the minimum amount required for Parent to maintain REIT status and to eliminate payments of federal and state income and excise taxes.
Section 7.11(b)-Consolidated Unencumbered Interest Coverage Ratio
C.    Consolidated Unencumbered Interest Coverage Ratio as of the Statement Date:
i.    Adjusted Consolidated Unencumbered EBITDA        $__________
ii.    Interest Expense for Unsecured Debt    $__________
iii.    Consolidated Unencumbered Interest Coverage Ratio
(Line C.i ÷ Line C.ii)    _____ to 1.00
In compliance (is Line C.iii equal to or greater than 1.75 to 1.00)? (yes/no)    ______
Section 7.11(c)-Consolidated Leverage Ratio
D.    Consolidated Leverage Ratio as of the Statement Date:
i.    Total Debt    $__________
ii.    Total Assets    $__________
iii.    Consolidated Leverage Ratio (Line D.i ÷ Line D.ii)    ____ to 1.003
In compliance (is Line D.iii equal to or less than 0.60 to 1.00)? (yes/no)    ______
3 (i) Such ratio may exceed 0.60 to 1.00 from time to time so long as such ratio does not exceed 0.65 to 1.00 and such ratio ceases to exceed 0.60 to 1.00 within four fiscal quarters following the Test Date upon which such ratio first exceeds 0.60 to 1.00 (such four fiscal quarter period being the “Surge Period”), (ii) the Parent shall be permitted to utilize the Surge Period holiday no more than two (2) times for the entirety of the term of the Facility, and (iii) the Surge Period may only be utilized in conjunction with a Material Acquisition.
        Exhibit C – Schedule 2

Section 7.11(d)-Unsecured Leverage Ratio
E.    Unsecured Leverage Ratio as of the Statement Date:
i.    Unsecured Debt of the Combined Parties    $__________
ii.    Total Value of Income Producing Assets and Value of Non-Income
Producing Assets that are Unencumbered Properties4    $__________
iii.    Value of Liquid Assets (which items are: (A) owned entirely by Combined Parties whose Capital Stock, in each case, is
at least 85% owned, directly or indirectly,
by the Parent; and (B) not encumbered other than by Permitted
Liens described in clauses (a) or (b) of the definition thereof)    $__________
iv.    Sum of Lines E.ii and E.iii    $__________
v.    The value contributed to Line E.ii which value is related
to Unencumbered Properties held by parties that are not
Consolidated Entities Wholly-Owned by the Parent ÷ Line E.iv
(expressed as a percentage)    ____%
vi.    The value contributed to Line E.iv which value is related to
Non-Income Producing Assets and Liquid Assets included in clause (b)
of the definition of “Liquid Assets” ÷ Line E.iv
(expressed as a percentage)    ___%
vii.    The value contributed to Line E.ii which value is related to
entitled Land Assets ÷ Line E.iv (expressed as a percentage)     ___%
viii.    The value contributed to Line E.iv which value is related to
Liquid Assets included in clause (b) of the definition of
“Liquid Assets” ÷ Line E.iv (expressed as a percentage)    ___%
ix.    The value contributed to Line E.iv which value is related
to Liquid Assets held by parties that are Consolidated Entities that are not Wholly-Owned by the Parent but are at least
85% owned, directly or indirectly, by the Parent (up to a maximum amount of $50,000,000 with any such excess being excluded from
the calculation of Line E.iv)     [$50,000,000]
4 In calculating Lines E.ii and E.iii, (v) the value contributed to such calculations related to Unencumbered Properties held by parties that are not Consolidated Entities Wholly-Owned by the Parent shall not exceed 20% of the total of what would be Line E.iv (with any such excess being excluded from the calculation of Line E.iv), (w) the value contributed to such calculation related to Liquid Assets held by parties that are Consolidated Entities that are not Wholly-Owned by the Parent but are at least 85% owned, directly or indirectly, by the Parent shall not exceed $50,000,000 (with any such excess being excluded from the calculation of Line E.iv), (x) the value contributed to such calculation related to Non-Income Producing Assets and Liquid Assets included in clause (b) of the definition of “Liquid Assets” shall not exceed 25.0% of the total of what would be Line E.iv (with any such excess being excluded from the calculation of Line E.iv), (y) the value contributed to such calculation related to Non-Income Producing Assets that are entitled Land Assets shall not exceed ten percent (10%) of what would be Line E.iv (with any such excess being excluded from the calculation of Line E.iv) and (z) the value contributed to such calculation related to Liquid Assets included in clause (b) of the definition of “Liquid Assets” shall not exceed fifteen percent (15%) of what would be Line E.iv (with any such excess being excluded from the calculation of Line E.iv).
        Exhibit C – Schedule 2

x.    Unsecured Leverage Ratio (Line E.i ÷ Line E.iv)    _____ to 1.005
In compliance (is Line E.ix equal to or less than 0.60 to 1.00)? (yes/no)    _____
Section 7.11(e)-Secured Leverage Ratio
F.    Secured Leverage Ratio as of the Statement Date:
i.    Secured Debt    $__________
ii.    Total Assets    $__________
iii.    Secured Leverage Ratio (Line F.i ÷ Line F.ii)    ____ to 1.00
In compliance (is Line F.iii equal to or less than 0.50 to 1.00)? (yes/no)    ______
Section 7.11(f)-Consolidated Fixed Charge Coverage Ratio
G.    Consolidated Fixed Charge Coverage Ratio as of the Statement Date:
i.    Adjusted Consolidated EBITDA    $__________
ii.    Fixed Charges    $__________
iii.    Consolidated Fixed Charge Coverage Ratio (Line G.i ÷ Line G.ii)    ____ to 1.00
In compliance (is Line G.iii equal to or greater than 1.50 to 1.00)? (yes/no)    ______

5 (i) Such ratio may exceed 0.60 to 1.00 from time to time so long as such ratio does not exceed 0.65 to 1.00 and such ratio ceases to exceed 0.60 to 1.00 within four (4) fiscal quarters following the Test Date upon which such ratio first (1st) exceeds 0.60 to 1.00 (such four (4) fiscal quarter period being the “Surge Period”), (ii) the Parent shall be permitted to utilize the Surge Period holiday no more than two (2) times for the entirety of the term of the Facility, and (iii) the Surge Period may only be utilized in conjunction with a Material Acquisition.
        Exhibit C – Schedule 2

EXHIBIT D
[FORM OF] ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]6 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]7 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]8 hereunder are several and not joint.]9 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility identified below (including, without limitation, Guarantees included in such facility) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    _____________________________
2.    Assignee[s]:    ______________________________ [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
6 For bracketed language here and elsewhere in this form relating the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
7 For bracketed language here and elsewhere in this form relating the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
8 Select as appropriate.
9 Include bracketed language if there are either multiple Assignors or multiple Assignees.
        Exhibit D – Page 1

3.    Borrower:    Cousins Properties LP
4.    Administrative Agent:    Bank of America, N.A., as the administrative agent under the Loan Agreement
5.    Loan Agreement:    The Amended and Restated Term Loan Agreement, dated as of June 28, 2021, among the Borrower, the Parent, the Lenders ~~from time to time party thereto, the Co-Borrowers from time to time party thereto, the Guarantors~~ from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents
6.    Assigned Interest[s]:

Facility Assigned	Assignor[s][10]	Assignee[s][11]	Aggregate Amount of Commitment/ Loans for all Lenders*	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[12]	CUSIP Number
Term Loan Facility			$__________	$_________	_________%

[7.    Trade Date:    __________, 20___]13
Effective Date: __________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
[Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).]

10 List each Assignor as appropriate.
11 List each Assignee, as appropriate.
12 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
13 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
        Exhibit D – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and] Accepted:
BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[Consented to:][14]
____________________
14 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Loan Agreement.
Signature Page to
Assignment and Assumption

By:
Name:
Title:

Signature Page to
Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Loan Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective
        Exhibit D – Annex 1

Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one (1) instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Georgia.

        Exhibit D – Annex 1

EXHIBIT E
~~[FORM OF] GUARANTOR JOINDER AGREEMENT~~
~~THIS GUARANTOR JOINDER AGREEMENT (the “Agreement”), dated as of __________, 20___, is by and between __________, a __________ (the “Consolidated Entity”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Term Loan Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Loan Agreement”), dated as of June 28, 2021, among COUSINS PROPERTIES LP, a Delaware limited partnership (the “Borrower”), COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, the Co-Borrowers from time to time party thereto, the Guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents. All of the defined terms in the Loan Agreement are incorporated herein by reference.~~
~~The Loan Parties are required by Section 6.12 of the Loan Agreement to cause the Consolidated Entity to become a “Guarantor”, as defined, and pursuant to the terms and conditions set forth, in the Loan Agreement.~~
~~1.    Accordingly, the Consolidated Entity hereby acknowledges, agrees and confirms with the Administrative Agent, for the benefit of the Lenders, that the Consolidated Entity, by its execution of this Agreement, will be deemed to be a party to the Loan Agreement and a “Guarantor” for all purposes of the Loan Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Loan Agreement. The Consolidated Entity hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Consolidated Entity hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article XI of the Loan Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.~~
~~2.    The address of the Consolidated Entity for purposes of all notices and other communications is __________, __________, Attention of __________ (Facsimile No. __________).~~
~~3.    The Consolidated Entity hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Consolidated Entity under Article XI of the Loan Agreement upon the execution of this Agreement by the Consolidated Entity.~~
~~4.    This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one (1) contract.~~
~~5.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.~~
~~[Remainder of Page Intentionally Left Blank;~~
~~Signature Page(s) Follow(s).]~~
[RESERVED]
        Exhibit E

~~IN WITNESS WHEREOF, the Consolidated Entity has caused this Guarantor Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first (1st) above written.~~

~~[CONSOLIDATED ENTITY]~~
~~By:~~
~~Name:~~
~~Title:~~

~~Acknowledged and accepted:~~
~~BANK OF AMERICA, N.A., as Administrative Agent~~
~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to~~
~~Guarantor Joinder Agreement~~

~~EXHIBIT F~~
~~[FORM OF] CO-BORROWER JOINDER AGREEMENT~~
~~THIS CO-BORROWER JOINDER AGREEMENT (the “Agreement”), dated as of __________, 20___, is by and among COUSINS PROPERTIES LP, a Delaware limited partnership, in its capacity as the Borrower the under the Loan Agreement referenced below (the “Borrower”), __________, a __________ (the “Proposed Co-Borrower”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Term Loan Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Loan Agreement”), dated as of June 28, 2021, among the Borrower, Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, the Co-Borrowers from time to time party thereto, the Guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents. All of the defined terms in the Loan Agreement are incorporated herein by reference.~~
~~The Borrower and the Co-Borrower desire, pursuant to the provisions of Section 6.12(b) of the Loan Agreement to cause the Proposed Co-Borrower to become a “Co-Borrower”, as defined, and pursuant to the terms and conditions set forth, in the Loan Agreement.~~
~~1.    Accordingly, the Proposed Co-Borrower hereby acknowledges, agrees and confirms with the Administrative Agent, for the benefit of the Lenders, that the Proposed Co-Borrower, by its execution of this Agreement, will continue to be a party to the Loan Agreement and shall, until such time as it is released as such pursuant to Section 6.12(c) of the Loan Agreement as a Co-Borrower, be a “Co-Borrower” for all purposes of the Loan Agreement, and shall have all of the obligations of a Co-Borrower thereunder as if it had executed the Loan Agreement in such capacity. The Proposed Co-Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Co-Borrowers contained in the Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Proposed Co-Borrower hereby acknowledges that it is, jointly and severally with the other Borrower Parties, liable to each Lender and the Administrative Agent, as provided in Section 2.15 of the Loan Agreement, for the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Proposed Co-Borrower further acknowledges and agrees that upon its release as a Co-Borrower hereunder pursuant to the terms and conditions set forth in Section 6.12(c), it shall immediately resume its status as a “Guarantor” under the Loan Agreement and be subject to and bound by the terms and conditions of the Loan Agreement relating to Guarantors. At no time prior to the granting of a full and final release from its capacity as a “Co-Borrower” shall the Proposed Co-Borrower cease to be liable, as a Borrower Party for all outstanding Obligations under the Loan Agreement. Until released separately as a Guarantor, such Proposed Co-Borrower shall remain liable for all of the outstanding Obligations as a Guarantor.~~
~~2.    The address of the Proposed Co-Borrower for purposes of all notices and other communications is __________, __________, Attention of __________ (Facsimile No. __________).~~
~~3.    Attached hereto are Notes for each of the Lenders executed by the Proposed Co-Borrower.~~
~~4.    This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one (1) contract.~~
        ~~Exhibit F – Page 1~~

~~5.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.~~
~~[Remainder of Page Intentionally Left Blank;~~
~~Signature Page(s) Follow(s).]~~
        ~~Exhibit F – Page 2~~

~~IN WITNESS WHEREOF, each of the Borrower and the Proposed Co-Borrower has caused this Co-Borrower Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first (1st) above written.~~

~~[PROPOSED CO-BORROWER]~~
~~By:~~
~~Name:~~
~~Title:~~
EXHIBIT F

~~COUSINS PROPERTY LP~~
~~By:~~
~~Name:~~
~~Title:~~

~~Acknowledged and accepted:~~
~~BANK OF AMERICA, N.A., as Administrative Agent~~
~~By:~~
~~Name:~~
~~Title:~~

[~~REQUIRED NOTES TO BE ATTACHED~~RESERVED]

        Exhibit F – Page 1
~~Signature Page to~~
~~Co-Borrower Joinder Agreement~~

EXHIBIT G-1
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Term Loan Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Loan Agreement”), dated as of June 28, 2021, among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, ~~the Co-Borrowers from time to time party thereto, the Guarantors from time to time party thereto,~~ JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents.
Pursuant to the provisions of Section 3.01(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: __________, 20___

        Exhibit G-1

EXHIBIT G-2
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Term Loan Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Loan Agreement”), dated as of June 28, 2021, among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, ~~the Co-Borrowers from time to time party thereto, the Guarantors from time to time party thereto,~~ JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents.
Pursuant to the provisions of Section 3.01(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: __________, 20___

        Exhibit G-2

EXHIBIT G-3
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Term Loan Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Loan Agreement”), dated as of June 28, 2021, among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, ~~the Co-Borrowers from time to time party thereto, the Guarantors from time to time party thereto,~~ JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents.
Pursuant to the provisions of Section 3.01(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one (1) of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-BEN, as applicable)or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: __________, 20___

        Exhibit G-3

EXHIBIT G-4
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Term Loan Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Loan Agreement”), dated as of June 28, 2021, among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, ~~the Co-Borrowers from time to time party thereto, the Guarantors from time to time party thereto,~~ JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Administrative Agent, and PNC Bank, National Association and Truist Bank, as Co-Documentation Agents.
Pursuant to the provisions of Section 3.01(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one (1) of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-BEN, as applicable)or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: __________, 20___
        Exhibit G-4

        Exhibit G-4

EXHIBIT H
[FORM OF] NOTICE OF LOAN PREPAYMENT
Date: __________, 20___15
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of June 28, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement;” the terms defined therein being used herein as therein defined), among COUSINS PROPERTIES LP, a Delaware limited partnership (the “Borrower”), COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the “Parent”) ~~and a Guarantor, the parties from time to time identified by the Parent as Co-Borrowers, the parties from time to time identified by the Parent as Guarantors~~, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Syndication Agent, BANK OF AMERICA, N.A., as Administrative Agent, and PNC BANK, NATIONAL ASSOCIATION and TRUIST BANK, as Co-Documentation Agents.
The Borrower hereby requests to prepay:16

Indicate: Requested Amount	Indicate: Base Rate Loan or [Term SOFR Rate] [Daily SOFR] Rate Loan	For Term SOFR Rate Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

COUSINS PROPERTIES LP, a Delaware limited partnership
By:
Name:
Title:

15 Note to Borrower. All prepayments submitted under a single Notice of Loan Prepayment must be effective on the same date. If multiple effective dates are needed, multiple Notice of Loan Prepayment will need to be prepared and signed.
16 Note to Borrower. Complete a new row for each Loan being prepaid.
        Exhibit H

        Exhibit H